UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)
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MOLINA HEALTHCARE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2024 Annual Meeting of Stockholders
and
Proxy Statement

YOUR VOTE IS IMPORTANT TO US!
Please vote by using the internet, the telephone, or by
signing, dating, and returning your proxy card.

Notice of 2024 Annual Meeting of Stockholders

Dear Stockholder,
Please take notice that the 2024 annual meeting of stockholders (the “Annual Meeting”) of Molina Healthcare, Inc. will be held via the internet and will be a completely "virtual meeting" of stockholders. You will be able to attend the Annual Meeting, vote, and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MOH2024. Prior to the Annual Meeting, you will be able to vote on the proposals being submitted to vote at the Annual Meeting at www.proxyvote.com.

DATE AND TIME
Wednesday, May 1, 2024
10:00 a.m., Eastern time
LOCATION
Meeting will be held live via the internet - to attend please visit www.virtualshareholdermeeting.com/MOH2024
WHO CAN VOTE
Stockholders of record on the close of business on March 8, 2024 are entitled to vote at the 2024 Annual Meeting.

Items to be Voted on
1	To elect the nine directors named in this proxy statement to hold office until the 2025 annual meeting.
2	To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.
4	To consider and vote upon the shareholder proposal regarding simple majority voting, if properly presented.

Voting
We hope that you will participate in the Annual Meeting. In all cases, have your proxy card available when you start the voting process.
Record Date
The Board of Directors has fixed the close of business on March 8, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any continuation, adjournment, or postponement thereof. This notice and the accompanying proxy statement are being mailed or transmitted on or about March 21, 2024 to the Company’s stockholders of record as of March 8, 2024.
By Order of the Board of Directors,
Dale B. Wolf
Chairman of the Board
March 21, 2024

Molina Healthcare, Inc., a FORTUNE 500 company (currently ranked 125), provides managed healthcare services under the Medicaid and Medicare programs, and through the state insurance marketplaces (the “Marketplace”). We served approximately 5.0 million members as of December 31, 2023, located across 20 states.
Our Mission
We improve the health and lives of our members by delivering high-quality healthcare.
Our Vision
We will distinguish ourselves as the low cost, most effective and reliable health plan delivering government-sponsored care.
Business Strategy
Our long-term growth strategy remains unchanged, as we continue to be a pure-play government-sponsored healthcare business, which provides us with opportunities to compete in high-growth, synergistic market segments with attractive and sustainable margins. Our strategic priorities include:
1.Organic growth of our core businesses by growing with new state procurement opportunities, retaining existing contracts, increasing market share in current service areas and pursuing carve-in and/or adjacent opportunities;
2.Inorganic growth through accretive mergers and acquisitions;
3.Strong MCR and general and administrative (“G&A”) management to drive attractive and sustainable profit margins; and
4.Reinvesting excess capital in the business or returning it to stockholders (e.g., share repurchases).

20 States

We served approximately 5.0 million members eligible for Medicaid, Medicare, and other government-sponsored healthcare programs.

Key Developments
We are pleased with the continued success of our profitable growth strategy. Presented below is more detail on the recent developments and accomplishments relating to our growth strategy:
•California Acquisition—Medicare. Effective January 1, 2024, we closed on our acquisition of 100% of the issued and outstanding capital stock of Brand New Day and Central Health Plan of California, which added approximately 109,000 Medicare members.
•California Procurement— Medicaid. Our new contract with the California Department of Health Care Services (“DHCS”) commenced on January 1, 2024, which enables us to continue servicing Medi-Cal members in most of our existing counties and significantly expand our footprint in Los Angeles County.
•Nebraska Procurement— Medicaid. Our new contract with the Nebraska Department of Health and Human services commenced on January 1, 2024.
•Wisconsin Acquisition—Medicaid and Medicare. On September 1, 2023, we closed on our acquisition of substantially all the assets of My Choice Wisconsin, which added approximately 40,000 mostly managed long term services and supports (“LTSS”) members.
•New Mexico Procurement—Medicaid. In August 2023, we confirmed that the New Mexico Human Services Department (“HSD”) has announced its intention to award a Medicaid managed care contract to Molina Healthcare of New Mexico. The announcement by HSD follows its rescission of the cancellation of the Turquoise Care Request for Proposals made on January 30, 2023. The go-live date for the new Medicaid contract is expected to be July 1, 2024. The new contract is expected to have a duration of three years, with potential extensions adding a further five years to the term.
•Texas Procurement—Medicaid. In July 2023, we finalized our contract for the Texas STAR+PLUS program, retaining our entire existing footprint and expecting to grow our market share. The start of operations for the new contract is expected to begin in September 2024.
•Iowa Procurement—Medicaid. Our new contract with the Iowa Department of Health and Human Services commenced on July 1, 2023, and offers health coverage to TANF, CHIP, ABD, LTSS and Medicaid Expansion beneficiaries serving approximately 180,000 new Medicaid members. This new contract has a term of four-years, with a potential for two, two-year extensions.
•Mississippi Procurement—Medicaid. In August 2022, we announced that our Mississippi health plan had been notified by the Mississippi Division of Medicaid (“DOM”) of its intent to award a Medicaid Coordinated Care Contract for its Mississippi Coordinated Access Program and Mississippi Children’s Health Insurance Program pursuant to the Request for Qualifications issued by DOM in December 2021. The four-year contract was expected to begin on July 1, 2023, but in the second quarter of 2023, DOM extended the existing contracts by an additional year, and in the first quarter of 2024, DOM signaled its intention to further extend the existing contracts for at least part of the state fiscal year that will begin on July 1, 2024. We now expect the four-year contract to commence between September 1, 2024 and July 1, 2025. DOM has discretion to extend the new awards for an additional two years. The award enables us to continue serving Medicaid members across the state.

Proxy Statement Summary

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Molina Healthcare, Inc. (“Board” or “Board of Directors”) for the annual meeting of stockholders to be held on Wednesday, May 1, 2024, at 10:00 a.m. Eastern time, and is being mailed or transmitted on or about March 21, 2024 to the Company’s stockholders of record as of March 8, 2024. Please review this proxy statement in its entirety and the Company’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”) before voting. In this proxy statement, we may refer to Molina Healthcare, Inc. as the “Company,” “Molina Healthcare,” “our,” or “we”.
Meeting Details

DATE AND TIME	LOCATION	WHO CAN VOTE

Wednesday, May 1, 2024 10:00 a.m., Eastern time	Meeting will be held live via the internet at www.virtualshareholdermeeting.com/MOH2024	Stockholders of record on the close of business on March 8, 2024 are entitled to vote at the 2024 Annual Meeting.

Ways to Vote

BY INTERNET	BY TOLL-FREE TELEPHONE	BY MAIL

During the Annual Meeting or prior to the meeting at www.proxyvote.com	1-800-690-6903	Follow instructions on your proxy card

Matters for Stockholder Voting
At this year’s annual meeting, we are asking our stockholders to vote on the following matters:

Proposal		Board Vote Recommendation

1	To elect the nine directors named in this proxy statement to hold office until the 2025 annual meeting.	FOR
2	To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers.	FOR
3	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.	FOR
4	To consider and vote upon the shareholder proposal regarding simple majority voting, if properly presented.	AGAINST
Board Nominees
You are being asked to vote for nine directors: Barbara L. Brasier, Daniel Cooperman, Dr. Stephen H. Lockhart, Steven J. Orlando, Ronna E. Romney, Richard M. Schapiro, Dale B. Wolf, Richard C. Zoretic, and Joseph M. Zubretsky, each for a one-year term expiring in 2025. This proposal requires for each nominee the affirmative vote of a majority of votes cast at the annual meeting.

Molina Healthcare, Inc. 2024 Proxy Statement | 1

PROPOSAL ONE Election of Directors

All nine directors will be elected for a one-year term expiring at the next annual meeting of stockholders. All directors will serve until the expiration of their respective terms and until their respective successors are elected and qualified, or until such director’s earlier resignation, removal from office, death, or incapacity.

Under our bylaws, each director nominee receiving a majority of the votes cast at the meeting at which a quorum is present will be elected as a director. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, that director will continue to serve as a “holdover director” until a successor is qualified and elected. However, under our bylaws the holdover director would be required to tender his or her offer to resign to our corporate secretary promptly following certification of the election results. Within 90 days following certification of the election results, (i) the corporate governance and nominating committee will consider, and make a recommendation to the Board, as to whether to accept or reject the resignation, or whether other action should be taken, and (ii) the Board will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it. The holdover director would not participate in either the committee’s or the Board’s deliberations regarding that director’s offer to resign.

Nominees for Election to Board of Directors
•Barbara L. Brasier
•Daniel Cooperman
•Dr. Stephen H. Lockhart
•Steven J. Orlando
•Ronna E. Romney
•Richard M. Schapiro
•Dale B. Wolf
•Richard C. Zoretic
•Joseph M. Zubretsky

The nine incumbent directors, Barbara L. Brasier, Daniel Cooperman, Dr. Stephen H. Lockhart, Steven J. Orlando, Ronna E. Romney, Richard M. Schapiro, Dale B. Wolf, Richard C. Zoretic, and Joseph M. Zubretsky, have been nominated by the Board, upon recommendation of the corporate governance and nominating committee, for re-election as directors to serve for a one-year term expiring at the annual meeting of stockholders in 2025.
The Board believes that each of the director nominees possesses the requisite qualifications, skills, experience, and expertise to oversee and to provide strategic counsel and advice to the Company. In addition, each of the director nominees, except Mr. Zubretsky, the Company’s president and chief executive officer, meets the independence standards contained in the New York Stock Exchange (“NYSE”) corporate governance rules and Molina Healthcare’s Corporate Governance Guidelines. For a summary of the director nominees, including their respective qualifications, skills, and experience, please see the information below provided under the captions, “Information About Director Nominees” and “Additional Information About Directors.”
Proxies can only be voted for the nine named director nominees.
In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the Board of Directors to fill the vacancy or the Board of Directors may elect to reduce its size. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

The Board of Directors unanimously recommends that the stockholders vote "FOR" the election of each Director nominee.

2 | Molina Healthcare, Inc. 2024 Proxy Statement

Information About Director Nominees
Director Nominees for 2024

Barbara L. Brasier
BUSINESS EXPERIENCE
•Has over 40 years of corporate finance and accounting experience
•Served as Chief Financial Officer for Herc Rentals Inc., an equipment rental company, from 2015 to 2018
•Served as Senior Vice President, Tax and Treasury for Mondelez International, a multinational food and beverage company, (successor to Kraft Foods, Inc.) from 2012 to 2015
•Served as Senior Vice President and Treasurer of Kraft Foods, Inc. from 2011 to 2012 and from 2009 to 2010 and Senior Vice President, Finance of Kraft Foods Europe from 2010 to 2011
•Served as Vice President and Treasurer at Ingersoll Rand, a diversified industrial company, from 2004 to 2008
•Served in a variety of corporate and business unit roles at Mead Corporation from 1984 to 2002, starting as general accountant and progressing to Director of Audit, divisional Chief Financial Officer, and divisional President. From 2002 to 2004, served as Treasurer of MeadWestvaco Corporation (successor to Mead Corporation)
•Began career in public accounting, working in audit and tax at Touche Ross & Co. (now Deloitte)
•Member of the Board of Directors of John Bean Technologies Corporation since 2019
•Member of the Board of Directors of Lancaster Colony Corporation since 2019
•Member of the Board of Directors of Henny Penny Corporation since 2020
•Holds a B.S. in accounting (summa cum laude) from Bowling Green State University
•Holds an MBA from University of Dayton
•Certified Public Accountant (inactive)

Former Chief Financial Officer, Herc Rentals Inc.

AGE: 65

DIRECTOR SINCE: 2019

BOARD COMMITTEES: •Audit (Financial Expert) •Compensation

EDUCATION: B.S. in Accounting (summa cum laude) from Bowling Green State University MBA from University of Dayton

SKILLS AND QUALIFICATIONS
Ms. Brasier has been a leader for a diverse portfolio of international public companies over her 40-year career in corporate finance and accounting, and has a broad and deep skill set, built from working in every facet of finance, as well as leading business operations. Ms. Brasier has experience managing large-scale change brought about by mergers, acquisitions, and transformative reorganizations, and has managed exceptional business challenges, frequently building teams and processes from scratch.

Molina Healthcare, Inc. 2024 Proxy Statement | 3

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Daniel Cooperman
BUSINESS EXPERIENCE
•Chairman of the audit committee and member of the Board of Directors of Zoox, Inc., a subsidiary of Amazon, Inc. developing autonomous vehicles, from 2015 until 2020, when it was acquired by Amazon
•Member of the Board of Directors of Legalzoom.com, Inc. from 2012 until its change of control in 2014
•Member, Board of Advisers, Text IQ, a private company utilizing artificial intelligence to identify sensitive information, since 2017
•Member of the Board of Directors of Nanoscale Components Inc., a lithium ion technology company, since 2012
•Ex-Chairman and member of the Board of Directors of Second Harvest Food Bank of Silicon Valley, from 2010 to 2018
•Member of the Board of Directors of Liffey Thames Group, LLC dba Discovia, a legal services company, from 2011 to 2017
•Member, Board of Advisors, Markkula Center for Applied Ethics at Santa Clara University, since 2019
•Of Counsel, Bingham McCutchen, LLP (from 2010 to 2014) and Of Counsel, DLA Piper LLP (from 2014 to 2016), both global law firms
•Senior Vice President, Secretary, and General Counsel of Apple Inc. from 2007 to 2009
•Senior Vice President, Secretary, and General Counsel of Oracle Corporation from 1997 to 2007
•Fellow, Arthur and Toni Rembe Rock Center for Corporate Governance, Stanford Law School and Graduate School of Business since 2012
•Juris Doctorate, Stanford Law School
•MBA, Stanford Graduate School of Business
•Graduated Dartmouth College, summa cum laude, with an A.B. in Economics with highest distinction

Former General Counsel, Apple, Inc.

AGE: 73

DIRECTOR SINCE: 2013

BOARD COMMITTEES: •Compliance and Quality (Chair)

EDUCATION:
Fellow, Arthur and Toni Rembe Rock Center for Corporate Governance, Stanford Law School and Graduate School of Business since 2012
Juris Doctorate, Stanford Law School
MBA, Stanford Graduate School of Business
Graduated Dartmouth College, summa cum laude, with an A.B. in Economics with highest distinction

SKILLS AND QUALIFICATIONS
Mr. Cooperman has extensive legal and corporate governance experience, having served as general counsel of both Apple, Inc. and Oracle Corporation. Mr. Cooperman has also served as Of Counsel at two international law firms focusing on corporate and transactional matters, corporate governance, and board of director issues. Mr. Cooperman’s long legal career and his extensive legal, compliance and risk management experience provide an invaluable background for his service on the Board and as chairman of the Company’s compliance and quality committee. Further, Mr. Cooperman has extensive past and current Board experience, having advised and served on the boards of a number of companies and trade associations.

4 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Stephen H. Lockhart, M.D., Ph.D.
BUSINESS EXPERIENCE
•Served as senior vice president and chief medical officer for Sutter Health Network, a not-for-profit system of hospitals, physician organizations and research institutions in Northern California, from 2015 to 2021
•From 2010 to 2015, served as Sutter Health Network’s regional chief medical officer for the East Bay Region
•From 2008 to 2010, served as chief administrative officer at the St. Luke’s campus of Sutter’s California Pacific Medical Center (CPMC)
•From 2003 to 2008, served as medical administrative director of surgical services at CPMC, where he had a practice for 20 years
•Serves on the board of West Pharmaceutical Services since 2022
•Serves on the board of directors of NRC Health since 2021
•Serves on the boards of the David and Lucile Packard Foundation, and is chairman of Parks California – a nonprofit dedicated to supporting California's parks and public lands
•From 2015 to 2021 served on the board of the ECRI Institute
•From 2010 to 2021 served on the board of Recreational Equipment, Inc.
•Named in 2017 to Governor Brown’s Advisory Committee on Precision Medicine as part of California’s continued effort to use advanced computing and technology to better understand, treat, and prevent disease
•Board-certified anesthesiologist
•Holds a Master’s in economics from Oxford University, 1979
•Holds M.D. and Ph.D. degrees from Cornell University, 1984/1985
•Self identifies as African-American

Former Chief Medical Officer, Sutter Health Network

AGE: 65

DIRECTOR SINCE: 2021

BOARD COMMITTEES: •Compliance and Quality

SKILLS AND QUALIFICATIONS
Dr. Lockhart has extensive healthcare industry experience, having held several leadership positions, including as chief medical officer and chief administrator officer, with responsibilities for quality, patient safety, research, and education. Dr. Lockhart has a passion for furthering equitable health outcomes in the healthcare system, and during his career tenure he has spearheaded the design and implementation of health equity programs.

Molina Healthcare, Inc. 2024 Proxy Statement | 5

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Steven J. Orlando
BUSINESS EXPERIENCE
•Has over 40 years of business and corporate finance experience
•From 2000 to the present, has operated his own financial management and business consulting practice, Orlando Company
•Served as Greater Sacramento Bancorp director and chairman of its audit committee from January 2009 to January 2015
•Served on multiple corporate boards, including service as chairman of the audit committee for Pacific Crest Capital, Inc., once a Nasdaq-listed corporation, from 1995 until its acquisition in 2004
•Served as Chief Financial Officer for various companies from 1978 to 2000
•Practiced as Certified Public Accountant with Coopers & Lybrand CPAs from 1974 to 1977
•Holds a B.S. in accounting from the California State University, Sacramento
•Certified Public Accountant (inactive)

Founder, Orlando Company

AGE: 72

DIRECTOR SINCE: 2005

BOARD COMMITTEES: •Audit (Chair & Financial Expert) •Corporate Governance & Nominating Finance •Finance

SKILLS AND QUALIFICATIONS
Mr. Orlando’s extensive business, accounting, operations, and corporate finance experience with a wide range of companies gives him valuable and practical insights regarding the operational and financial issues confronting business enterprises. In addition, his service on multiple corporate Boards and audit committees, including those of a publicly traded financial institution and a Nasdaq-listed corporation, renders him well qualified to serve as the chairman of the audit committee, and to serve on two other committees of the Board.

6 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Ms. Ronna E. Romney
BUSINESS EXPERIENCE
•Has served as director for Park-Ohio Holdings Corp., a publicly traded logistics and manufacturing company, since 2001
•Lead Director of Molina Healthcare, Inc. Board of Directors from 2003 to 2017
•Director of Molina Healthcare of Michigan from 1999 to 2004
•Candidate for the United States Senate in 1996 for the state of Michigan
•From 1989 to 1993, appointed by President George H. W. Bush to serve as Chairwoman of the President’s Commission on White House Fellowships
•From 1984 to 1992, served on the Republican National Committee for the state of Michigan
•From 1985 to 1989, appointed by President Ronald Reagan to serve as Chairwoman of the President’s Commission on White House Presidential Scholars
•From 1982 to 1985, appointed by President Ronald Reagan to serve as Commissioner of the President’s National Advisory Council on Adult Education
•Political and news commentator for radio and television from 1994 to 1996
•Honored as one of the NACD (National Association of Corporate Directors) Top 100 Directors for 2015
•Selected as one of WomenInc. Magazine’s 2023 and 2019 Most Influential Corporate Board Directors
•Holds a B.A from Oakland University, Rochester, Michigan

Director, Park Ohio Holding Corporation

AGE: 80

DIRECTOR SINCE: 2003; Vice-Chair of the Board

BOARD COMMITTEES: •Compensation •Corporate Governance & Nominating (Chair)

SKILLS AND QUALIFICATIONS
Ms. Romney’s political skills, along with her extensive Board and corporate governance experience and knowledge, enable her to serve an important role as Vice-Chair of the Board. Ms. Romney has been a director since the Company’s initial public offering, and her familiarity with the Company’s business and the managed care sector are invaluable to the Board. Ms. Romney played a critical role in the Board as lead independent director from 2003 to 2017, when that position was eliminated and she became Vice-Chair.

Molina Healthcare, Inc. 2024 Proxy Statement | 7

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Mr. Richard M. Schapiro
BUSINESS EXPERIENCE
•In 2018, Mr. Schapiro achieved Board Leadership Fellow status, completed the NACD/ Carnegie Mellon Cyber-Security Course and was selected for inclusion in the 2018 NACD Directorship 100, recognizing individual directors who serve as role models promoting exemplary Board leadership, oversight, and courage in the boardroom
•Since April 2015, served as Chief Executive Officer of SchapiroCo LLC
•Since January 2017, served as an independent director for Transamerica Corporation, a wholly-owned subsidiary of Aegon NV, including as chair of its compensation committee since November 2018 and member of its audit committee since January 2017, and from April 2015 to January 2017, served as independent director for Transamerica Financial Life Insurance Company
•JD/MBA with over 35 years of investment banking experience as a trusted advisor in the healthcare and financial services sectors principally at Salomon Brothers and Bank of America Merrill Lynch (retired 2014)
•Bachelor of Science Degree in Accounting from Case Western Reserve University, 1977
•Master’s Degree in Business Administration from Bernard M. Baruch College, 1980
•Juris Doctorate from New York Law School, 1980

Chief Executive Officer, SchapiroCo LLC

AGE: 68

DIRECTOR SINCE: 2015

BOARD COMMITTEES: •Audit •Finance (Chair)

SKILLS AND QUALIFICATIONS
Mr. Schapiro is a former investment and corporate banker with over 35 years of experience covering the financial services and healthcare sectors. Mr. Schapiro’s experience provides an invaluable background for his service on the Board and as chair of the finance committee and a member of the audit committee. Mr. Schapiro offers valuable oversight regarding matters related to capital structure, debt and equity financings and mergers and acquisitions. Mr. Schapiro advised the Company in connection with its 2003 IPO and subsequent follow-on offering, which gives him invaluable insight into the history and growth of the Company.

8 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Mr. Dale B. Wolf
BUSINESS EXPERIENCE
•Served as President and Chief Executive Officer of Onecall Care Management, a healthcare network management company, from January 2016 to February 2019, and Executive Chairman from September 2015 to January 2016
•President and CEO, DBW Healthcare, Inc. from January 2014 to June 2018
•Executive Chairman, Correctional Healthcare Companies, Inc., a national provider of correctional healthcare solutions, from December 2012 to July 2014
•Chief Executive Officer of Coventry Health Care, Inc. from 2005 to 2009
•Executive Vice President, Chief Financial Officer, and Treasurer of Coventry Health Care, Inc. from 1996 to 2005
•Member of the Board of Directors of EHealth, Inc., a Nasdaq listed company, since August 2019, and Chairperson of the Board of Directors of EHealth, Inc. since September 2021
•Member of the Board of Directors of Adapt Healthcare since October 2019
•Member of the Board of Directors of Correctional Healthcare Companies, Inc. from December 2012 to July 2014
•Member of the Board of Directors of Coventry Healthcare, Inc. from January 2005 to April 2009
•Member of the Board of Directors of Catalyst Health Solutions, Inc. from 2003 to 2012
•Graduated Eastern Nazarene College with a Bachelor of Arts degree in Mathematics, with honors
•Completed MIT Sloan School Senior Executive Program
•Fellow in the Society of Actuaries since 1979

Chairman of the Board, Molina Healthcare, Inc.

AGE: 69

DIRECTOR SINCE: 2013

BOARD COMMITTEES: •Compensation (Chair) •Corporate Governance & Nominating •Finance

SKILLS AND QUALIFICATIONS
Mr. Wolf is an experienced healthcare executive with visionary leadership skills. Mr. Wolf has served in multiple leadership roles, including chief executive officer and chief financial officer of Coventry Healthcare, a health insurer now owned by Aetna, and on the boards of several notable healthcare companies. Mr. Wolf’s extensive managerial and executive healthcare experience, as well as his familiarity with the managed care industry, render him an invaluable asset in helping to formulate and oversee the Company’s long-term business strategy.

Molina Healthcare, Inc. 2024 Proxy Statement | 9

INFORMATION ABOUT DIRECTOR NOMINEES	TABLE OF CONTENTS

Mr. Richard C. Zoretic
BUSINESS EXPERIENCE
•Member of the board of directors of InnovAge Holding Corp., a leading healthcare delivery platform focused on providing all-inclusive, capitated care to high-cost, duel eligible seniors, since 2021
•Member of the Board of Directors of Aveanna Healthcare, a provider of pediatric care, since 2017
•Former member of the Board of Directors of Babel Health, a software company offering risk adjustment solutions for government sponsored health plan businesses, from 2018 to 2022
•Former member of the Board of Directors of Kepro, a medical management and cost containment solution provider, from 2018 to 2022
•Former member of the Board of Directors of Landmark Health from 2014 to 2018; HealthSun Health Plans from 2016 to 2017; and, Eastern Virginia Medical School from 2011 to 2014
•Executive Vice President, WellPoint, Inc. and President of WellPoint’s Government Business Division, from 2013 to 2014
•Various executive positions at Amerigroup Corporation, from 2003 to 2012, including: Chief Operating Officer from 2007 to 2012; Executive Vice President, Health Plan Operations & Healthcare Delivery from 2005 to 2007; and Chief Marketing Officer from 2003 to 2005
•Management Consultant at Healthcare Practice, Deloitte Consulting from 2001 - 2003
•Executive Vice President at iSolutions, Workscape, Inc. from 2000 - 2001
•Various executive positions at United Health Group, from 1994 to 2000, including: President, Commercial Middle Market Business Segment from 1999 to 2000; Senior Vice President, Mid-Atlantic Operations from 1996 to 1999; and Senior Vice President, Corporate Sales & Marketing from 1994 to 1996
•Graduated Pennsylvania State University, with a B.S. in Finance

Former Senior Executive, WellPoint

AGE: 65

DIRECTOR SINCE: 2018

BOARD COMMITTEES: •Audit •Compliance & Quality

SKILLS AND QUALIFICATIONS
Mr. Zoretic has more than 30 years of experience in the healthcare business field, with responsibilities ranging from company operations to business structuring. He has also served in several Board of Director positions for healthcare and health technology companies. Mr. Zoretic’s comprehensive business background, and extensive past and current Board experiences, provide an invaluable knowledge base for his service on the Board and as a member of the compliance and quality committee, and the Company’s audit committee.

10 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT DIRECTOR NOMINEES

Joseph M. Zubretsky
BUSINESS EXPERIENCE
•Has served as President and Chief Executive Officer of Molina Healthcare, Inc. since November 6, 2017
•President and Chief Executive Officer of The Hanover Group from June 2016 to October 2017
•Chief Executive Officer and Senior Executive Vice President of Healthagen, LLC, a subsidiary of Aetna, Inc., from January 2015 to October 2015
•Senior Executive Vice President of National Businesses of Aetna, Inc. from February 2013 to December 2014, Senior Executive Vice President and Chief Financial Officer from November 2010 to February 2013, Executive Vice President and Chief Financial Officer from March 2007 to November 2010, and Chief Enterprise Risk Officer from April 2007 to February 2013
•Senior Executive Vice President of Finance, Investments and Corporate Development of Unum Group from 2005 to 2007 and Interim Chief Financial Officer from 2006 to 2007
•Special Partner, Chief Investment Officer, and Chief Financial Officer at Brera Capital Partners from 1999 to 2005
•Executive Vice President of Business Development and Chief Financial Officer of MassMutual Financial Group from 1997 to 1999
•Member of the Boards of Directors of several companies, including The Hanover Group from 2016 to October 2017
•Certified Public Accountant (inactive)
•Holds a B.S. in Business Administration from University of Hartford, West Hartford, CT

President and Chief Executive Officer, Molina Healthcare, Inc.

AGE: 67

DIRECTOR SINCE: 2017

SKILLS AND QUALIFICATIONS
Mr. Zubretsky has more than 35 years of experience as a senior executive in strategy, operating, and finance roles in some of the world’s top insurance and financial companies including Aetna, Inc. and The Hanover Group. Since joining the Company, Mr. Zubretsky has successfully led the Company in its turnaround and growth plans.

Molina Healthcare, Inc. 2024 Proxy Statement | 11

Additional Information About Directors
Summary of Director Qualifications, Skills, and Experience
Our directors have a diverse array of expertise and skills in a broad range of substantive areas as highlighted below.
Director Qualifications, Skills and Experience Highlights

Barbara L. Brasier
•Extensive financial and accounting experience, having held senior leadership positions in such areas at Herc Rentals, Inc. and Kraft Foods.
•Valuable experience in identifying and mitigating enterprise risks in various leadership roles, including experience with mergers, acquisitions, and transformative reorganizations.
•Audit committee financial expertise.

Daniel Cooperman
• Valuable knowledge of legal and governance matters, having held positions as general counsel of Apple, Inc. and Oracle Corporation, and having served as Of Counsel at international law firms focusing on corporate and transactional matters and corporate governance, and having served on boards of various companies.
•Broad experience in information technology and cybersecurity.
•Valuable experience in enterprise risk management programs in various senior leadership roles.

Dr. Stephen H. Lockhart
•Significant senior leadership experience in the healthcare industry, having held positions such as chief medical officer at Sutter Health Network and chief administrative officer at the St. Luke’s campus of Sutter’s California Pacific Medical Center, with responsibilities for quality, patient safety, research, and education.

Steven J. Orlando
•Extensive corporate, finance, and accounting experience, having served as chief financial officer for various companies and having operated his own financial management and business consulting practice.
•Audit committee financial expertise, including experience as audit committee chair.
•Valuable knowledge of governance matters gained as serving as a director of various other companies.

Ronna E. Romney
•Valuable knowledge of governance matters gained as a director, including as the Company’s prior lead independent director and current Vice-Chair of the Board.
•Valuable knowledge of executive compensation, including prior compensation committee chair role.
•Extensive government affairs experience, having served in various political positions in presidential commissions, presidential national advisory council and the Republican state national committee for the State of Michigan.

Richard M. Schapiro
•Significant experience in finance, acquisitions, divestitures, and business restructuring, in the healthcare and financial services sectors, as former investment and corporate banker with various managing director positions with Bank of America Merrill Lynch’s Health Care Group, ING Baring Furman Selz, and Salomon Brothers Inc.
•Valuable knowledge of executive compensation, including as former chair of the compensation committees of the Company and chair of the compensation committee of Transamerica Corporation.

Dale B. Wolf
•Significant senior leadership experience in healthcare industry, having held positions as chief executive officer, executive vice president, chief financial officer, and treasurer of Coventry Health Care, Inc., and president/chief executive officer of Onecall Care Management.
•Valuable experience in identifying and mitigating enterprise risks in various senior leadership roles.
•Significant board experience gained as serving as a director and former director of various other boards.

Richard C. Zoretic
•Significant senior leadership experience in the healthcare industry, having held senior leadership positions with operations responsibility at WellPoint, Inc., Amerigroup Corporation, and United Health Group.
•Valuable experience in identifying and mitigating enterprise risks in various leadership roles.

Joseph W. Zubretsky
•Significant senior leadership experience in healthcare, insurance, and financial industries, as chief executive officer of the Company, The Hanover Group., and Healthagen, LLC, and chief financial officer, chief enterprise risk officer, and senior executive vice president of Aetna.
•Valuable experience in identifying and mitigating enterprise risks in various leadership roles.
•Significant financial experience, having held chief financial officer positions for various companies.

12 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	ADDITIONAL INFORMATION ABOUT DIRECTORS
A core component of the Company’s governance policies, designed to aid in the maintenance of an effective Board, is a skills assessment of our directors.
The Board has developed, and periodically updates, a skills matrix reflecting the Company’s strategic plan and the Board’s corporate governance and nominating committee’s determination of the appropriate balance of skills and characteristics required of Board members and maps our directors’ backgrounds and experience against these skills. The Board conducts an annual self-evaluation, overseen by the corporate governance and nominating committee. In addition, each year the corporate governance and nominating committee overseas a review of each Board committee’s performance and contribution to the Company.

Skills, Experiences and Attributes	Brasier	Cooperman	Lockhart	Orlando	Romney	Schapiro	Wolf	Zoretic	Zubretsky

Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓
Insurance / Healthcare Industry	✓	✓	✓	✓	✓	✓	✓	✓	✓
Finance / Capital Markets	✓	✓		✓		✓	✓	✓	✓
Technology/Cybersecurity		✓		✓		✓	✓	✓
Regulatory / Public Policy		✓	✓		✓	✓	✓	✓	✓
ESG and Community Involvement			✓	✓	✓	✓	✓		✓
Public Company Board and Governance	✓	✓	✓	✓	✓	✓	✓	✓	✓
Executive Leadership: Demonstrated leadership in positions such as chief executive officer, chief financial officer, and other senior executives, with experience in development, implementation, and oversight of strategic outcomes and operational activities, and oversight of risk management.
Insurance/Healthcare Industry: Extensive understanding of insurance/healthcare operations and services, including complex regulatory requirements and competitive environment.
Finance/Capital Markets: Experience in public accounting, financial reporting and management, investment banking and financial services, and capital allocations.
Technology/Cybersecurity: Experience implementing and overseeing technology and information systems strategies and managing cybersecurity and information security risks.
Regulatory/Public Policy: Understanding of regulatory and public policy issues, including interactions with government and regulators.
ESG and Community Involvement: Understanding of corporate governance practices and environmental and social sustainability initiatives.
Public Company Board and Governance: Experience serving on public company boards and public company governance.

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ADDITIONAL INFORMATION ABOUT DIRECTORS	TABLE OF CONTENTS
Independent Director Tenure
The tenure of our existing independent directors ranges from 3 years to 21 years. We believe the mix of tenures of our independent directors provides the appropriate balance of continuity, expertise, and perspective to our Board, and is a strategic asset of the Company, all of which serves the best interests of our stockholders. To facilitate the addition of new directors to the Board, the Board approved 12-year term limits for independent directors elected for the first time to the Board beginning with the Company’s 2020 annual meeting of stockholders.
We believe that the combination of the refreshment, insights, and skills that come with new directors with the historical corporate knowledge of the longer-tenured directors has led to a Board that both is effective and works well together. In furtherance of that goal, the corporate governance and nominating committee, with input from the entire Board, performs periodic strategic evaluations of our directors’ skills, qualifications, and experience. Such evaluations have helped inform the Board’s recent refreshment initiatives, resulting in four of our nine current directors joining the Board since late 2017.

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Corporate Governance and Board of Directors Matters
The Board continually strives to pursue sound corporate governance policies and practices, to maintain high standards of ethical conduct, to report the Company’s financial results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern the Company’s business.
The Board’s standing committees operate pursuant to their respective written charters. The current charters of the audit committee, the corporate governance and nominating committee, the compensation committee, the compliance and quality committee, and the finance committee, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Policy and Procedures with Respect to Related Person Transactions, are available in the “Investor Information” section of the Company’s website, www.molinahealthcare.com, under the link “Governance.” Molina Healthcare stockholders may obtain printed copies of these documents free of charge by writing to Molina Healthcare, Inc., Jeff D. Barlow, Chief Legal Officer and Corporate Secretary, 2180 Harvard Street, Suite 400, Sacramento, California 95815.
Corporate Governance and Nominating Committee Responsibilities
The corporate governance and nominating committee’s mandate is to develop and monitor corporate governance policies, and to identify qualified individuals for nomination to the Board of Directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and the Company’s Corporate Governance Guidelines.
The committee considers all qualified director candidates recommended by members of the Board of Directors, by senior management, and by stockholders. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, resume, and biographical information to the attention of the Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the corporate governance and nominating committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Board Composition, Refreshment, and Term Limits
The Board and the corporate governance and nominating committee have made it a priority to ensure the Board is composed of directors who bring diverse viewpoints and perspectives, and who possess a variety of skills, professional experience, and backgrounds. To facilitate the addition of new directors to the Board, the Board approved 12-year term limits for independent directors elected for the first time to the Board beginning with the Company’s 2020 annual meeting of stockholders. The Board and the corporate governance and nominating committee believe that new perspectives and ideas are critical to a forward-looking and strategic Board, as is the ability to benefit from the valuable experience and corporate familiarity that longer-serving directors bring. The corporate governance and nominating committee desires to maintain an appropriate balance of tenure, turnover, diversity, and skills on the Board. The corporate governance and nominating committee focuses on this through an ongoing, year-round process, which includes the annual Board evaluation process described below under “Corporate Governance Guidelines - Board Evaluation Process.”
Board Membership Criteria
The Board and the corporate governance and nominating committee believe that, on the one hand, there are general qualifications that all directors must exhibit, and that, on the other hand, there are other key qualifications and experience that should be represented on the Board in some capacity but not necessarily by each director. The Board and the corporate governance and nominating committee require that each director be a person of high integrity with a proven record of success in his or her field and have the ability to devote the time and effort necessary to fulfill his or her responsibilities to the Board and the Company. Each director must demonstrate familiarity with and respect for corporate governance requirements and sound corporate governance practices.
The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills, and expertise based on a variety of factors, including breadth of experience reflecting that the candidate will be able to make a meaningful contribution to the Board’s discussion of and decision-making regarding the array of complex issues facing the Company; understanding of the Company’s business environment; the possession of expertise that would complement the attributes of our existing directors; whether the candidate will

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appropriately balance the legitimate interests and concerns of all stockholders and other stakeholders in reaching decisions rather than advancing the interests of a particular constituency; and whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Application of these factors involves the exercise of judgment by the committee and the Board.
Based on its assessment of each candidate’s independence, skills, and qualifications, the committee will make recommendations regarding potential director candidates to the Board. The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board of Directors, and members of senior management.
Board Diversity
Diversity is among the factors that the corporate governance and nominating committee considers when evaluating the composition of the Board. As set forth in our Corporate Governance Guidelines, diversity may reflect age, gender, ethnicity, industry focus, and tenure on the Board so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, New York Stock Exchange listing standards, and the Company’s bylaws and other corporate governance documents. When recommending director nominees for election by stockholders, the Board and the corporate governance and nominating committee evaluate how the experience and skill set of each director nominee complements those of the other director nominees and sitting Board members to create a balanced Board with diverse viewpoints and extensive expertise.
Each director candidate contributes to the Board’s overall diversity by providing a variety of perspectives from his or her personal and professional experiences and backgrounds. The Board has two women directors, Barbara L. Brasier and Ronna E. Romney, as well as Dr. Stephen H. Lockhart, who self-identifies as African-American. The Board is committed to continuing to consider diversity in evaluating the composition of the Board, and anticipates nominating additional women and persons from underrepresented communities as soon as reasonably practicable.
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines embody many of our practices, policies, and procedures, which are the foundation of our commitment to sound corporate governance practices. The guidelines are reviewed annually and revised as necessary. The guidelines outline the responsibilities, operations, qualifications, and composition of the Board. The guidelines provide that a majority of the members of the Board shall be independent.
Board Committees
The guidelines require that all members of the Company’s audit, corporate governance and nominating, and compensation committees be independent. Committee members and chairs are appointed by the Board upon recommendation of the corporate governance and nominating committee. The Board and each committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary.
Board and Committee Meetings
Meetings of the independent directors are held as part of every regularly scheduled Board meeting and are presided over by the Chairman of the Board. Directors have full and free access to senior management and other employees of Molina Healthcare. Directors are expected to prepare for, attend, and participate in all Board meetings and meetings of the committees on which they serve, and to attend the annual meeting of stockholders. All of the directors then in office attended Molina Healthcare’s 2023 annual meeting.
Board Evaluation Process
The Board recognizes that a robust and constructive evaluation process is a critical component of good corporate governance and Board effectiveness. Through this process, directors provide feedback to assess Board and committee performance, including areas where the Board believes it is functioning effectively and areas where the Board believes it can improve. The corporate governance and nominating committee oversees the annual Board evaluation process focused on the performance of: (i) the Board, (ii) Board committees, and (iii) individual directors. As part of this process, the corporate governance and nominating committee establishes the procedures, which may vary from year to year, in advance of each year’s evaluation process, and which may also involve the engagement of an independent third party to conduct the Board evaluation. In addition, each committee conducts its own self-evaluation. The self-evaluation process is designed to elicit candid feedback regarding the areas where the Board and its committees could improve their effectiveness. In addition, the corporate governance and nominating committee regularly discusses Board composition and effectiveness.

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TABLE OF CONTENTS	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Succession Planning
Reflecting the importance of succession planning, the Company’s Corporate Governance Guidelines provide that the Board in consultation with the chief executive officer shall analyze the current senior management, identify possible successors to management, and develop a succession plan. The succession plan includes policies and principles for chief executive officer selection and succession in the event of an emergency or the retirement of the chief executive officer.
Director Continuing Education
New directors are provided with an orientation program to familiarize them with Molina Healthcare’s business, and its legal, compliance, and regulatory profile. New directors participate in introductory meetings with the Company’s executive management and are provided materials and presentations on the Company’s strategic plan and key business issues, policies, and practices. The Company makes available to the Board continuing education information, materials, and opportunities on a variety of topics at its expense. The Company also provides to the Board membership to the National Association of Corporate Directors (NACD). Such continuing education information, materials, and opportunities are intended to allow directors to develop a deeper understanding of relevant health care, governmental, and business issues facing the Company, and to assist them in keeping pace with developments in corporate governance and critical issues relating to the operations of public company Boards.
Compensation Committee Matters
The Board reviews the compensation committee’s periodic reports on the performance of Mr. Zubretsky, the Company’s current president and chief executive officer, in order to assess the effectiveness of his leadership of the Company. The Board also works with the compensation committee and the corporate governance and nominating committee with respect to matters of succession planning for the president and chief executive officer, the chief financial officer, and other senior executive officers of the Company.
Director Independence
The Board of Directors has determined that, except for Mr. Zubretsky (the Company’s president and chief executive officer), each of the directors of the Company and the director nominees has no material relationship with the Company that would interfere with the exercise of his or her independent judgment as a director, and is otherwise “independent” in accordance with the applicable listing requirements of the NYSE, the applicable Securities and Exchange Commission (“SEC”) rules, and the Company’s Corporate Governance Guidelines. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, social, and familial relationships, among others. In addition, a director will not be considered independent if Section 303A.02(b) of the NYSE Listed Company Manual (or any applicable successor listing standard) otherwise disqualifies such director from being considered independent. The independence of directors and the materiality of any business relationships delineated above is determined by the Board in its discretion. In assessing the influence of director tenure in the context of the evaluation of director independence, the Board believes that it is notable that the longer tenured members of the Board all voted to terminate the senior management of the Company in 2017, and that the duration of Mr. Zubretsky’s tenure is only five years.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics governing all employees and directors of Molina Healthcare and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available on our website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investor Information,” and then click on “Governance.” We intend to disclose amendments to, or waivers of, our Code of Business Conduct and Ethics, if any, on our website.
Compliance Hotline
The Company encourages employees, consultants, vendors, and others to raise possible ethical issues, instances of potential fraud, or other issues of concern. The Company offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls, auditing matters, or HR matters. We provide a Compliance Hotline that is available 24 hours a day, seven days a week. Individuals may choose to remain anonymous while reporting any issues. We prohibit retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters or for reporting suspected violations.
Communications with the Board
Stockholders or other interested parties who wish to communicate with a member or members of the Board of Directors, including the non-management directors as a group, may do so by addressing their correspondence to the individual Board member or Board members, c/o Corporate Secretary, Molina Healthcare, Inc., 2180 Harvard Street, Suite 400, Sacramento, California 95815. The Board of Directors has

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approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response.
Board Leadership Structure
The roles of chairman of the Board and the chief executive officer are split, and the chairman is an independent director. Mr. Dale B. Wolf has been serving as the chairman of the Board since May 2017. Ms. Romney has been serving as the vice-chair of the Board since May 2017. The Board believes that the partnership between the chief executive officer and the chairman of the Board enables both executives to apply their strongest skills to charting a successful course for our business and continuing the sustained growth of our business. Mr. Zubretsky, as president and chief executive officer, is accountable for the Company’s strategic direction and operations, and Mr. Wolf, as chairman of the Board, focuses on Board leadership and governance-related matters.
The Board strongly supports having an independent director as the Board chairman. Having an independent chairman enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. We believe the non-executive chairman of the Board plays an important governance leadership role that enhances long-term stockholder value.
The authority and responsibilities of the chairman and the vice chair are detailed in the Company’s Corporate Governance Guidelines. The chairman shall preside at all meetings of the Board (including executive sessions) and of the stockholders, and serve as the liaison between the independent directors and the chief executive officer. In addition to any other responsibilities that the independent directors as a whole might designate from time to time, the chairman is also responsible for approving: (i) the quality, quantity, and timeliness of the information sent to the Board, and (ii) the meeting agenda, schedules, and materials for the Board. The chairman has the authority to call meetings of the independent directors and to set the agendas for such meetings. If requested by major stockholders of the Company, the chairman is responsible for ensuring that he or she is available, when appropriate, for consultation and direct communication in accordance with procedures developed by the Company and the chairman. Further, the chairman may perform such other duties, and exercise such powers, as prescribed in the bylaws of the Company or by the Board from time to time. The vice-chair of the Board assists the chairman in performing his or her duties and responsibilities, and performs such other duties as may be prescribed by the Board from time to time.
Involvement in Certain Legal Proceedings
There are no legal proceedings to which any director, officer, nominee, or principal stockholder, or any affiliate thereof, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.
Board’s Role in Risk Oversight
While management is responsible for designing and implementing the Company’s risk management process, controls, and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management. The audit committee is responsible for discussing our policies with respect to risk assessment and risk management, as well as overseeing enterprise risk management, cybersecurity and data security risks, and the Company’s financial risk exposures and the manner in which such risks are being monitored and controlled. The compliance committee is responsible for overseeing significant risk areas related to compliance and quality. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The corporate governance and nominating committee manages risks associated with the independence of the Board and with potential conflicts of interest. The finance committee manages risks associated with our capital structure, credit, liquidity and operations. The Board regularly receives reports from senior management with respect to the Company’s management of major risks, including efforts to identify, assess, manage, and mitigate risks that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The Board’s role is to oversee this effort and to consult with management on the effectiveness of risk identification, measurement, monitoring and mitigation processes, and the adequacy of staffing and action plans, as needed. The Company has also instituted a management enterprise risk management committee to assess the risks of the Company. In addition, the compensation committee reviews compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking. The compensation committee has concluded our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
Stock Ownership Guidelines for Directors
The Board believes that individual directors should own and hold a reasonable number of shares of common stock of the Company to further align the director’s interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. We maintain stock ownership guidelines for directors which provide that the non-executive directors must hold shares of the Company’s common stock with a value of at least five (5) times the annual cash retainer for directors. The value of a director’s holdings is based on the average closing price of a share of the Company’s common stock for the previous calendar year. Shares that satisfy

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TABLE OF CONTENTS	CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
these guidelines may be those owned directly, through a trust, or by a spouse or children, and include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Until a director’s stock ownership requirement is met, the director must retain at least 50% of all “net settled shares” received from the vesting, delivery, or exercise of equity awards granted under the Company’s equity award plans until the total value of all shares held equals or exceeds the director’s applicable ownership threshold. “Net settled shares” generally refers to those shares that remain after the payment of (i) the exercise price of stock options or purchase price of other awards, (ii) all applicable withholding taxes, and (iii) any applicable transaction costs. Non-employee directors must comply with the stock ownership guidelines within five (5) years of their election to the Board. Each non-employee director of the Company satisfied the applicable stock ownership guidelines as of December 31, 2023.
Governance Highlights

Independence
•Independent chairman.
•Other than Joseph M. Zubretsky, our president and chief executive officer, all of our directors are independent.
•All of our Board committees are composed exclusively of independent directors.

Executive Sessions	•The independent directors regularly meet without management.

Board Oversight of Risk Management
•While management is responsible for designing and implementing the Company’s risk management process, controls, and oversight, the Board, both as a whole and through its committees, has overall responsibility for oversight of the Company’s risk management.

Share Ownership Requirements
•Our non-executive directors must hold shares of the Company’s common stock with a value of at least five times the aggregate annual cash retainer amounts payable to such directors, within five years of joining the Board.
•Our chief executive officer must hold shares of the Company’s common stock with a value of at least five times his annual base salary.
•Our chief financial officer must hold shares of the Company’s common stock with a value of at least four times his annual base salary.
•Our other named executive officers must hold shares of the Company’s common stock with a value of at least two times their annual base salaries.

Board Structure
•Board members are elected to one-year terms at each annual meeting of stockholders.
•If a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual meeting, that director will serve as a “holdover director” until a successor is qualified and elected, but such “holdover director” is required to tender his/her offer to resign promptly following certification of the election results. The Board will determine whether to accept or reject such resignation, or take other action.
•The Board established 12-year term limits for independent directors elected for the first time to the Board beginning with the Company’s 2020 annual meeting of stockholders.

Board Practices
•Our Board annually reviews its effectiveness as a group, with the results of the annual review being reported to the Board.
•Nomination criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience reflected in our strategic plan.
•Our insider trading policy prohibits all directors, executive officers, and vice presidents of the Company or subsidiary executive officers from engaging in short sales, hedging transactions, and pledging of our common stock.

Accountability
•Directors must be elected by a majority of votes cast in uncontested elections.
•Bylaws provide for “proxy access,” subject to the following eligibility criteria: 3% ownership for 3 years, 20% of Board, and up to 20 stockholders being able to aggregate.

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CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS	TABLE OF CONTENTS
Environmental, Social, and Governance Initiatives (ESG)
We have various environmental, social, and governance (ESG) initiatives, and have adopted and implemented programs with respect to social determinants of health, human capital management, compliance and integrity, community contributions, and sustainability programs. The corporate governance and nominating committee of the board assists the board in fulfilling its oversight responsibilities with regard to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company.
As a healthcare company whose membership consists largely of people receiving some form of government assistance, most of our ESG efforts are focused on providing or enhancing community-based healthcare services for those in need. We annually publish an Environmental, Social, and Governance Report (ESG Report) which provides information on our ESG practices and performance related to social initiatives, community contributions and health, workplace, governance, and the environment. Our 2023 ESG Report is posted on our website at https://investors.molinahealthcare.com/corporate-governance/esg-reports-and-resources. The contents of our website, including our 2023 ESG Report, are not incorporated by reference in this Proxy Statement.

20 | Molina Healthcare, Inc. 2024 Proxy Statement

Information About the Board and its Committees
Meetings of Non-Management Directors
It is the customary practice of the Company’s independent directors to meet in one or more executive sessions without any management directors in attendance each time the full Board convenes for a regularly scheduled in-person Board meeting, which is usually four times each year, and, if the Board convenes a special meeting, the independent directors may meet in executive session if the circumstances warrant. The chairman of the Board presides at each executive session of the independent directors.
Committees of the Board of Directors
The five standing committees of the Board of Directors are: (i) the audit committee; (ii) the compensation committee; (iii) the corporate governance and nominating committee; (iv) the compliance and quality committee; and (v) the finance committee, each being composed of the individuals indicated below. On an annual basis, the Board evaluates the structure of its committees, and in the future may make changes to the director composition of its committees, and the scope and mandate of its non-required committees.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Compliance & Quality Committee	Finance Committee

Daniel Cooperman
Richard M. Schapiro	●
Ronna E. Romney		●
Dale B. Wolf			●		●
Barbara K, Brasier	●	●
Steven J. Orlando			●		●
Richard C. Zoretic	●			●
Dr. Stephen Lockhart				●

●	Member	Chairperson	Chairman of the Board	Financial Expert	Vice-Chair of the Board

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INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	TABLE OF CONTENTS

Audit Committee
The audit committee performs a number of functions, including:
•meeting with the independent auditors and management to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope, and terms of their work, and the recommendations of the independent auditors concerning the financial practices, controls, procedures, and policies employed by the Company,
•reviewing the adequacy of the Company’s internal system of accounting controls,
•if necessary, resolving disagreements between management and the independent auditors regarding financial reporting,
•selecting, evaluating, and, when appropriate, replacing the independent auditors,
•reviewing and approving fees to be paid to the independent auditors, including reviewing and approving all permitted non-audit services to be performed by the independent auditors,
•handling any complaints or inquiries received by the Company regarding accounting, internal accounting controls, or auditing matters,
•assisting with the Board’s oversight of privacy, data security, and cybersecurity matters, including overseeing the Company’s activities related to cybersecurity risks, and in such respect reviewing and discussing with management (i) such risks and the potential impact of those exposures on the Company’s business, operations, and reputation, (ii) the steps management has taken to monitor and mitigate such exposures, (iii) the Company’s information governance policies and programs, and (iv) major legislative and regulatory developments that could materially impact the Company’s exposure regarding privacy, data security risk, and cybersecurity.
•fulfilling the other responsibilities set out in its charter, as adopted by the Board.
The report of the audit committee required by the rules of the SEC is included in this proxy statement.

MEMBERS: Mr. Orlando (Chair) Ms. Brasier Mr. Schapiro Mr. Zoretic

The Board has determined that each of Mr. Orlando and Ms. Brasier qualify as an “audit committee financial expert” as defined by the SEC. The other two members, Messrs. Schapiro and Zoretic are financially literate.
In addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each member of the audit committee is independent within the meaning of the corporate governance rules of the NYSE.
The Audit Committee Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”

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TABLE OF CONTENTS	INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

Compensation Committee
The compensation committee performs a number of functions, including:
•determining the compensation for Mr. Zubretsky, our president and chief executive officer, and also approving the compensation Mr. Zubretsky recommends for the other executive officers,
•reviewing and discussing with management the Compensation Discussion and Analysis, and, based on such review and discussion, recommending to the Board that the Compensation Discussion and Analysis be included in Molina Healthcare’s proxy statement,
•conducting periodic risk assessments and making recommendations to the Board regarding the Company’s incentive compensation and stock-based plans and programs, and
•administering Molina Healthcare’s 2019 Equity Incentive Plan

MEMBERS: Mr. Wolf (Chair) Ms. Brasier Ms. Romney

The Board has determined that, in addition to being independent according to the Board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the compensation committee is independent according to the corporate governance rules of the NYSE. In addition, each of the members of the committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, as amended.
The Compensation Committee Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”

Each committee has the authority to retain special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion. Since May 2021, the compensation committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its advisor. Aon provides the committee with advice on the Company’s compensation programs for senior management and outside directors, including relevant comparative data on pay levels and structures.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee performs a number of functions, including:
•developing director criteria, identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders,
•developing and overseeing the Company’s corporate governance processes, including overseeing the evaluation of the Board,
•making recommendations to the Board regarding its size and composition, as well as director appointments to committees of the Board and/or committee chair positions,
•reviewing potential conflicts of interest involving directors or Section 16 officers,
•reviewing related person transactions under the Company’s Policy and Procedures with Respect to Related Person Transactions,
•assisting the Board in fulfilling its oversight responsibilities with regard to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company, and
•reviewing Molina Healthcare’s Code of Business Conduct and Ethics and other internal policies to help ensure that the principles contained in the Code of Business Conduct and Ethics are being incorporated into Molina Healthcare’s culture and business practices.

MEMBERS: Ms. Romney (Chair) Mr. Orlando Mr. Wolf

All members of the corporate governance and nominating committee are “independent” under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee Charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”

Molina Healthcare, Inc. 2024 Proxy Statement | 23

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	TABLE OF CONTENTS

Compliance and Quality Committee
The compliance and quality committee performs a number of functions, including:
•together with the audit committee, assisting the Board in its oversight of the Company’s compliance with applicable legal, regulatory, and quality requirements,
•reviewing major compliance matters in coordination with the audit committee, including the overall state of compliance, significant legal or regulatory compliance exposures, and material reports or inquiries from regulators,
•overseeing the Company’s compliance and quality programs, and
•assisting the Board in the general oversight of the Company’s quality-related activities, policies, and practices that relate to promoting member health, providing access to cost-effective quality health care, and advancing safety and efficacy for members.

MEMBERS: Mr. Cooperman (Chair) Dr. Lockhart Mr. Zoretic.

The Compliance and Quality Committee Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”

Finance Committee
The finance committee performs a number of functions, including:
•assisting the Board in fulfilling its responsibilities to monitor and oversee the Company’s financial affairs with respect to the Company’s capital structure, investments, and potential mergers and acquisitions, as well as capital and financing plans, policies, and requirements, and
•evaluating and approving certain financial proposals, strategies, transactions, and other initiatives as requested by the Board or the Company’s management.

MEMBERS: Mr. Schapiro (Chair) Mr. Orlando Mr. Wolf

The Finance Committee’s Charter is available for viewing in the “Investor Information” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Governance.”
Meetings of the Board of Directors and Committees
During 2023, the Board of Directors met seven (7) times, the audit committee met eight (8) times, the corporate governance and nominating committee met four (4) times, the compensation committee met five (5) times, the compliance and quality committee met four (4) times, and the finance committee met six (6) times.
Each nominee for director at the 2023 annual meeting of stockholders and each director in office as of the 2023 annual meeting of stockholders attended such meeting held on May 3, 2023. Each current director attended at least 75% of the total meetings of the Board and each committee on which he or she served in 2023.

24 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
Non-Employee Director Compensation
2023 Director Compensation
The compensation committee makes recommendations to the Board with respect to the compensation level of directors, and the Board determines the directors’ compensation. During 2023, the Company paid the non-employee directors the following cash compensation:

Non-Executive Director Fees	Non-executive directors received an annual cash retainer in the amount of $100,000.

Non-Executive Chairman of the Board Fees	The non-executive chairman of the Board received an additional annual cash fee of $175,000.

Vice Chair of the Board Fees	The vice-chair of the Board received an additional annual cash fee of $30,000.

Audit Committee Fees	The chairperson of the audit committee received an additional annual cash fee of $32,500, and each member received an additional annual cash fee of $15,000.

Compensation Committee Fees	The chairperson of the compensation committee received an additional annual cash fee of $22,500, and each member received an additional annual cash fee of $12,500.

Corporate Governance and Nominating Committee Fees	The chairperson of the corporate governance and nominating committee received an additional annual cash fee of $22,500, and each member received an additional annual cash fee of $12,500.

Compliance and Quality Committee Fees	The chairperson of the compliance and quality committee received an additional annual cash fee of $22,500, and each member received an additional annual cash fee of $12,500.

Finance Committee Fees	The chairperson of the finance committee received $22,500, and each member of the finance committee received an additional annual cash fee of $15,000.

The Company also reimburses its Board members for travel, food, and lodging expenses incurred in attending Board and committee meetings or performing other services for the Company in their capacities as directors. The Company also compensates its non-employee Board members $1,000 per diem for non-ordinary course Board and committee activity, excluding any educational events.
Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors. Joseph M. Zubretsky, president and chief executive officer, is also a member of the Board.
In addition, to link the financial interests of the non-employee directors to the interests of the stockholders, encourage support of the Company’s long-term goals, and align director compensation to the Company’s performance, each non-employee director is granted an equity award with a total value of $220,000 for 2023-2024. One quarter of that amount, or $55,000 of restricted stock, was granted on the first day of each quarter based on the closing price of the Company’s stock on the grant date and vested immediately. Such equity awards may be rounded up or down to account for fractional shares in the computation.

Molina Healthcare, Inc. 2024 Proxy Statement | 25

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES	TABLE OF CONTENTS
2023 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen H. Lockhart	112,500	220,462	—	—	—	—	332,962
Daniel Cooperman	122,500	220,462	—	—	—	—	342,962
Richard M. Schapiro	137,500	220,462	—	—	—	—	357,962
Ronna E. Romney	165,000	220,462	—	—	—	—	385,462
Dale B. Wolf	325,000	220,462	—	—	—	—	545,462
Barbara L. Brasier	127,500	220,462	—	—	—	—	347,962
Steven J. Orlando	160,000	220,462	—	—	—	—	380,462
Richard C. Zoretic	127,500	220,462	—	—	—	—	347,962
(1)The amounts reported as Stock Awards reflect the grant date fair value of restricted stock awards granted under the Company’s 2019 Equity Incentive Plan, in accordance with Accounting Standards Codification Topic 718, “Compensation - Stock Compensation.” The non-employee directors’ compensation program described above provides for an annual equity award valued at $220,000 for each director, or $55,000 per quarter.
The amounts shown represent the aggregate grant date fair value of the awards, using the closing price of our common stock on January 1, 2023 of $330.22, April 1, 2023 of $267.49, July 1, 2023 of $301.24, and October 1, 2023 of $327.89. In the event that the grant date falls on a weekend or market holiday, the closing price on the most recent trading day is used in calculating the number of shares awarded. None of our non-employee directors held any stock options or unvested stock awards as of December 31, 2023.

26 | Molina Healthcare, Inc. 2024 Proxy Statement

Information About the Executive Officers of the Company
The following persons are our executive officers as of the date of this proxy statements. One of our directors, Mr. Joseph M. Zubretsky, is also our chief executive officer. See page 11 above for a description of Mr. Zubretsky’s business experience and biographical information. Executive officers are appointed annually by the Board, subject to the terms of their employment agreements. Only Mr. Zubretsky and Mr. Barlow are parties to employment agreements with the Company.
Mr. Mark L. Keim, 58, has served as our chief financial officer since February 2021. Mr. Keim has experience in the managed care and financial services fields. From 2016 to 2018, he served as executive vice president of corporate development and strategy for The Hanover Insurance Group. From 2014 to 2016, Mr. Keim was co-founder and chief financial officer of HealthReveal. Prior to that, from 2008 to 2014, Mr. Keim spent six years with Aetna where he led major strategic initiatives. Before Aetna, from 1999 to 2008 he was senior vice president of strategy and business development at GE Capital. Mr. Keim earned his Bachelor’s degree from Lehigh University and a Master of Business Administration degree from the Tuck School of Business at Dartmouth College.
Mr. James E. Woys, 65, has served as our chief operating officer since May 2023, and prior to that he served as our executive vice president of health plan services since May 2018. Mr. Woys oversees the overall healthcare operations of the enterprise and the enterprise’s health plan support functions such as information technology, claims processing, payment integrity, and contact centers, as well as the Company’s pharmacy operation, national network operations and a variety of clinical-oriented services such as quality, risk adjustment, and ancillary services. Mr. Woys has more than 40 years of health care experience. Mr. Woys previously spent 30 years at Health Net, Inc. from 1986 until 2016, where he served as executive vice president, chief financial officer, and chief operating officer, and managed general and administrative expenses across the Medicare, Medicaid, Commercial and Department of Defense and Department of Veterans Affairs operating segments. Mr. Woys also served as Health Net’s president of government and specialty services. Mr. Woys earned his Bachelor’s degree from Arizona State University and his Master of Business Administration degree from Golden Gate University.
Mr. Jeff D. Barlow, 61, has served as our chief legal officer and secretary since 2010. Prior to that, Mr. Barlow had served as vice president, assistant corporate secretary, and associate general counsel of Molina Healthcare since 2004. As chief legal officer, Mr. Barlow is responsible for setting the overall legal strategy for the Company and its subsidiaries, and for providing legal counsel to senior management and the Board of Directors. Mr. Barlow has over 34 years of legal experience, including counseling clients regarding federal securities laws, corporate governance, mergers and acquisitions, and litigation. Mr. Barlow graduated from the University of Utah with a Bachelor of Arts degree in 1987 with a minor in Latin. Additionally, Mr. Barlow received his Juris Doctorate degree, cum laude, from the University of Pittsburgh School of Law in 1990, and his Master of Public Health degree from the University of California, Berkeley in 1995.
Ms. Debra J. Bacon, 57, has served as our executive vice president, Medicaid since October 2023, and was appointed by the Board as an executive officer in January 2024. Ms. Bacon oversees the overall Medicaid operations of the enterprise. Ms. Bacon joined Molina in 2021, and previously served as executive vice president, Medicare and Marketplace from April 2023 to October 2023, and as senior vice president, Marketplace from November 2021 to April 2023. Ms. Bacon has extensive experience providing strategic, operational, and financial leadership of managed care teams and programs. Prior to joining Molina, Ms. Bacon spent fourteen years at CVS/Aetna Medicaid, from 2007 to 2021, where she held various executive management positions, including as vice president, Medicaid chief operating officer from 2020 to 2021, regional vice president from 2018 to 2020, vice president, Medicaid chief financial officer from 2014 to 2018, and executive director, regional chief financial officer from 2007 to 2014. Ms. Bacon earned her Bachelor of Science degree in Business Administration, with emphasis in Accounting, and a Master’s degree in Accountancy from the University of Nebraska – Lincoln.
Mr. Maurice S. Hebert, 61, has served as our chief accounting officer since September 2018 and was designated as our principal accounting officer for purposes of the Securities Exchange Act of 1934, as amended, effective as of February 19, 2019. He joined the Company from Tufts Health Plan, where he served as senior vice president of finance from 2016 to 2018. Prior to that, Mr. Hebert served as chief accounting officer at WellCare Health Plans from 2010 to 2016. Mr. Hebert holds a Bachelor of Science in Accounting and Business Administration from Louisiana State University.

Molina Healthcare, Inc. 2024 Proxy Statement | 27

Related Person Transactions
The Board has adopted a written policy regarding the review, approval, and monitoring of transactions involving the Company and related persons (directors, director nominees, executive officers, beneficial holders of greater than 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons). Under this policy, the Company will enter into or ratify a transaction with a related person only when the Board of Directors or the corporate governance and nominating committee, as applicable, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its stockholders. On an annual basis, each director and executive officer must complete a Director & Officer Questionnaire that elicits information about various relationships. Directors and executive officers are expected to notify the Legal Affairs Department of any updates to the information provided in the questionnaire.
Related person transactions that are identified as such prior to the consummation or amendment are consummated or amended only if (i) with respect to transactions involving executive officers of the Company, the corporate governance and nominating committee approves or ratifies such transaction in accordance with the policy, and (ii) with respect to transactions involving directors of the Company, the full Board approves or ratifies such transaction in accordance with the policy. At least annually the corporate governance and nominating committee reviews any previously approved or ratified related person transactions. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board or the committee as appropriate determines if it is in the best interests of the Company and its stockholders to continue, modify, or terminate the related person transaction.
During 2023, the Company did not have any related person transactions, except with respect to Ronna E. Romney whose son, George Romney, is employed by the Company with an annual base salary of approximately $150,000. Pursuant to the Company’s related person transaction policy, a related person transaction includes an arrangement between the Company and a related person which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year. As such, Mr. Romney’s employment with the Company is deemed a related person transaction. The Board evaluated and ratified such transaction pursuant to the policy.

28 | Molina Healthcare, Inc. 2024 Proxy Statement

PROPOSAL TWO Advisory Vote to Approve the Compensation of our Named Executive Officers

Consistent with the vote of stockholders at our 2023 annual meeting, our Board determined that the stockholder advisory vote to approve the Company's executive compensation (commonly referred to as "say-on-pay") would occur every year. At our 2023 annual meeting, our stockholders approved, on an advisory basis, the Company’s executive compensation for 2022. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are again holding an advisory vote to approve the Company’s executive compensation for 2023 as described in this proxy statement. We expect that the next say-on-pay vote after the Annual Meeting will be held at our 2025 annual meeting of stockholders.
You are voting on a proposal which gives our stockholders the opportunity to endorse or not endorse our named executive officer pay program and policies through the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers for 2023, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”
We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis section of this proxy statement.
As discussed at length in the CD&A, we believe that our executive compensation program is reasonable, competitive, and strongly focused on pay-for-performance principles. We emphasize compensation opportunities that reward our executives for the Company’s financial and strategic achievements, as well as their individual performance achievements. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both corporate and individual. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of the Company. Our executive compensation policies have enabled us to attract and retain talented and experienced senior executives. We believe that the compensation program for our named executive officers is appropriate and aligned with the Company’s financial results and position for growth in future years.
Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

The Board of Directors recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, the resolution approving the compensation of our named executive officers as described in this proxy statement.

Molina Healthcare, Inc. 2024 Proxy Statement | 29

Executive Compensation
Compensation Discussion and Analysis
Executive Summary - Why Vote “FOR” Our Say-On-Pay Proposal?
Before you vote on Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers – the compensation committee encourages you to review this Executive Summary, as well as the additional detail provided in the Compensation Discussion and Analysis, compensation tables, and narrative of this proxy statement.
The Company’s executive compensation program is designed to reflect pay-for-performance, with a focus on long-term performance in alignment with the Company’s long-term strategic business interests and stockholders’ interests. The compensation committee annually reviews the design of the executive compensation program, and continues to support its design for 2023.
Achievement of 2023 Pay-for-Performance Metrics and Goals
2023 was a very successful year for the Company. Management delivered strong financial performance as well as strong operating performance. With regard to our principal financial metric of adjusted net income per share (see reconciliation below in section titled “Annual Short-Term Performance-Based Cash Bonus Awards”), we achieved adjusted net income in 2023 of $1,213 million, an increase of 16% over 2022 performance. We also improved our operating metrics and continued to achieve both inorganic and organic growth. We generated premium revenue of $32.5 billion, an increase of 5% over 2022, reflecting the impact of acquisitions and new request for proposal (RFP) wins, partially offset by Medicaid redeterminations. We are pleased with the continued success of our profitable growth strategy. We believe our performance on Medicaid state procurements in 2023 was exceptional. The acquisitions component of our growth strategy produced the My Choice Wisconsin acquisition that we closed on September 1, 2023. Collectively, these RFP successes and acquisitions represent $7 billion of incremental annual premium revenue, which was partially realized in 2023, is expected to be mostly realized in 2024 and is expected to be fully realized in 2025. For a summary of our management’s several accomplishments in 2023, please see “About Molina Healthcare - Key Developments” on the introduction to this proxy statement.
Executive Pay is Aligned with Company Performance and Stockholders’ Interests
•The Company adheres to a rigorous pay-for-performance philosophy, which is reflected in its short-term and long-term executive compensation programs.
•We maintain a simplified compensation program, with only a few performance metrics, all of which are closely aligned with our stockholders’ interests.
•The Company’s 2023 annual short-term performance-based cash bonus program combined both financial performance and individual performance elements, with 70% of the program based on a 2023 adjusted net income per diluted share measure, and 30% of the program based on an assessment of individual performance pursuant to the compensation committee’s discretion. As reported in the Company’s February 8, 2023 release, the Company issued its full year 2023 earnings guidance of adjusted net income of no less than $19.75 per diluted share. The compensation committee set the threshold, target, and maximum payout levels for the Company’s 2023 short-term incentive cash bonus program in reference to this initial 2023 earnings guidance of $19.75 per diluted share, representing a 2023 adjusted net income of $1,148 million. In fiscal year 2023, the Company achieved adjusted net income per diluted share of $20.88, representing a 2023 adjusted net income of $1,213 million, well in excess of the Company’s initial 2023 earnings guidance. The NEOs also achieved many of the goals and objectives established in February 2023 with regard to the individual performance component of the Company’s 2023 short-term incentive cash bonus program pursuant to the compensation committee’s discretion. Based on the Company’s strong financial results, as well as the Company’s achievement of most of its 2023 goals and objectives, the compensation committee approved a total payout factor for the 2023 short-term incentive bonus program to the named executive officers at 147% of target.
•With regard to long-term equity-based incentive compensation, in 2023 60% of the awards to the NEOs, except for Mr. Hebert for whom such awards accounted for 50%, were granted in the form of performance stock units based on achievement of a single Company financial metric consisting of the cumulative adjusted earnings per share for the three fiscal years of 2023, 2024, and 2025, which if earned would be payable at the respective performance levels on March 1, 2026, and 40% of the awards for the NEOs, except for Mr. Hebert for whom such awards accounted for 50%, were based on time vesting in equal one-third increments over three years from the grant date.
•At our 2023 annual stockholders’ meeting, we received approval by our stockholders on our say-on-pay proposal, with 85% of shares voting (excluding broker non-votes) to approve our say-on-pay proposal.

30 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Compensation Best Practices

✓	What We Do

✓	Align pay and performance.
✓	Base majority of pay on business performance; such pay is not guaranteed.
✓	Engage in rigorous target-setting process for incentive metrics, and set rigorous performance metrics which tie into both annual short-term performance-based cash bonus awards and long-term equity-based compensation awards.
✓	Maintain stock ownership guidelines for executive officers (and directors).
✓	Provide for “double trigger” change-in-control provisions in existing employment agreements and change of control severance plan.
✓	Have an incentive compensation clawback policy.
✓	Enforce restrictions on “pledges” of shares of Company stock by executive officers and directors.
✓	Restrict hedging transactions by executive officers and directors.
✓	Engage an independent compensation consultant.
✓	Provide limited perquisites.
✓	Provide for director equity award limits in our equity incentive plan.

✗	What We Do Not Do

✗	Do not provide guaranteed bonuses.
✗	Do not provide excise tax gross-ups.
✗	Do not grant discounted stock options.
✗	Do not permit repricing of stock options without stockholder approval.
✗	No payment of above market interest on deferred compensation.
✗	No pledging of a significant amount of Company securities.
✗	No current payment of dividends/dividend equivalents on unvested equity awards.

Molina Healthcare, Inc. 2024 Proxy Statement | 31

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
CD&A Overview
This Compensation Discussion and Analysis (“CD&A”) describes and explains the elements of the compensation paid to our named executive officers for 2023. In addition, this CD&A describes the objectives of the Company’s executive compensation programs, including what each program is designed to reward, and why the Company chose to pay or not to pay a particular compensation element.
The compensation committee of the Board of Directors has primary responsibility for overseeing and reviewing the design and structure of the Company’s compensation programs. The compensation committee is directly responsible for evaluating the performance of, and determining the compensation paid to, our chief executive officer. The compensation committee also reviews and approves the compensation paid to our other named executive officers as recommended by the chief executive officer, taking into consideration: (a) pre-established performance goals and objectives, (b) the Company’s performance, (c) strategic leadership in furtherance of the Company’s long term strategies, (d) market comparables of an appropriate peer group, and (e) the Company’s overall compensation philosophy.
This CD&A is focused on the compensation paid for 2023 to our following current and former executives officers, collectively referred to as our “named executive officers” or “NEOs” in 2023.
•Joseph M. Zubretsky, president and chief executive officer;
•Mark L. Keim, chief financial officer;
•James E. Woys, chief operating officer;
•Jeff D. Barlow, chief legal officer and secretary;
•Maurice S. Hebert, chief accounting officer; and
•Marc S. Russo, former executive vice president of health plans (until October 25, 2023).
In 2023, and in consideration of favorable say-on-pay vote outcomes, we maintained the same general compensation program structure as originally established in 2018, which was significantly simplified from the compensation programs for prior years under former management. The compensation program is based on target total compensation opportunities for our executives within a reasonable range of the median relative to peer executives, with actual compensation set below median when performance is below target, at median for median performance, and above median when warranted by strong performance (see “The Company’s Compensation Philosophy” below).
Results of the May 2023 “Say-On-Pay” Vote
At our 2023 annual stockholders’ meeting, the Company’s stockholders approved an annual advisory “say-on-pay” proposal. The compensation committee monitors the results of the Company’s annual advisory “say-on-pay” proposal and considers such results as one of many factors in connection with the discharge of its responsibilities. At our 2023 annual stockholders’ meeting, we received approval by the stockholders on our say-on-pay proposal, with 85% of the votes cast in approving our say-on-pay proposal (excluding broker non-votes) with regard to fiscal year 2022 executive compensation.
The Company adheres to a rigorous pay-for-performance philosophy. Based on stockholders’ feedback from our outreach and the support reflected by past advisory votes on say-on-pay proposals, the compensation committee determined to maintain its compensation philosophy unchanged for 2023, with performance metrics which closely align with stockholders’ interests.
The compensation committee will continue to take into consideration the outcome of the Company’s say-on-pay proposals, as well as stockholder feedback received through the course of outreach to stockholders, when making future compensation decisions for the NEOs. Further, the Company will continue to focus on aligning executive pay with building stockholder value and achievement of short-term and long-term financial and strategic objectives.

32 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Compensation Committee Decision-Making Process

Role of the Compensation Committee
The compensation committee annually evaluates the chief executive officer’s performance, and makes preliminary determinations about his base salary, annual short-term performance-based cash bonus award, and long-term equity-based compensation award. The compensation committee, in addition to providing feedback to the chief executive officer, discusses its compensation recommendations with the full Board, and then the compensation committee approves the final compensation decisions.

Role of the Chief Executive Officer
For other NEOs, the chief executive officer considers their performance and makes individual recommendations to the compensation committee on base salary, annual short-term performance-based cash bonus awards, and long-term equity-based compensation awards. The compensation committee reviews and discusses such recommendations, makes any modifications it deems appropriate, and then determines and approves the compensation for the other NEOs.

Compensation Committee Resources
The compensation committee retained an independent compensation consultant to help evaluate a number of factors, including competitive market information, and to provide other resources and tools for the committee to evaluate and quantify each of the compensation elements for the NEOs. In addition, members of the compensation committee avail themselves of educational resources that are directly related to Board and compensation committee matters so they can stay current on critical and topical compensation trends and practices.

When does the Compensation Committee make decisions regarding short-term and long-term incentives?
We engage in a robust annual executive compensation decision-making process, as part of which we review and determine the executive compensation for our NEOs. When evaluating pay reported in the 2023 Summary Compensation Table against the Company’s performance, it is important to consider the timing of compensation decisions and which performance period informs each of the short-term and long-term incentive awards.
•The bonus opportunities and metrics for the 2023 annual short-term performance-based cash bonus awards were approved in February 2023 based on the Company’s 2023 earnings guidance, but the actual payouts of such 2023 awards were determined in February 2024 based on evaluation of actual performance achievement over the course of the 2023 fiscal year against the previously established metrics consisting of the Company’s financial performance and the executives’ individual performance; and
•Long-term incentive awards reported for 2023 in the 2023 Summary Compensation Table were granted in March 2023, with 60% to each of the NEOs, except for Mr. Hebert for whom such awards accounted for 50%, subject to vesting based on Company long-term performance (specifically, the cumulative adjusted earnings per share for the fiscal years of 2023, 2024, and 2025), and 40% to each of the NEOs, except for Mr. Hebert for whom such awards accounted for 50%, granted in the form of restricted stock awards, subject to vesting in equal one-third increments over three years from the grant date.

Molina Healthcare, Inc. 2024 Proxy Statement | 33

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
The table below describes the schedule and progression of events considered by the compensation committee throughout the annual compensation cycle for determining the 2023 executive compensation for our NEOs, which commenced in early 2022 and was finalized in early 2023:

April to June	July to September	October to December	January to March

•Review and evaluate stockholders vote on say-on-pay.
•Perform first among quarterly reviews (also completed in each subsequent quarter) of the Company’s performance. Such review provides transparency to the NEOs as to the likelihood of award achievement and provides some assurance to the Board that the metrics were sufficiently rigorous.

•Evaluate and determine peer group to be used for compensation decisions for the NEOs for upcoming year.
•Review program design and align on changes to support the business strategy for the upcoming year.
•Benchmark compensation programs and pay opportunities for the NEOs against the established peer group.
•Full Board reviews and approves the business plan and financial forecast for the coming year.
•Evaluate prior year Company performance, individual performance of the NEOs, and determine current year compensation for NEOs and CEO goals and objectives for current year.
•After the Board has approved the Company's business plan and financial forecast for the coming year, hold a dedicated meeting for rigorous target-setting of performance metrics for the current year and target-setting for long-term performance metrics.

The Company’s Compensation Philosophy
Compensation Philosophy
The Company endeavors to pay its management team competitively within the marketplace in a manner that would ensure personnel are properly motivated to increase profitability and stockholder value. To that end, consistent with our overarching pay-for-performance philosophy, we are targeting total compensation opportunities for the Company’s executives within a reasonable range of the median relative to peer executives, with actual compensation set below median when performance is below target, at median for median performance, and above median when warranted by strong performance.
Our strategy in setting the 2023 executive compensation was to pay our NEOs base salaries at competitive market rates as determined by peer group comparisons, and to denominate the majority of NEOs’ target total compensation opportunities in both short-term and long-term incentive awards that can ultimately be earned based on both Company financial performance and the compensation committee’s assessment of each NEO’s individual performance. For the purposes of the annual short-term performance-based cash bonus awards, the compensation committee focused on the single-year achievement of adjusted net income per diluted share, which constituted 70% of the short-term cash incentive opportunity, as well as the achievement, in accordance with the discretion of the compensation committee, of a variety of strategic individual performance factors closely aligned with the chief executive officer’s 2023 goals and objectives, which constituted 30% of the short-term cash incentive opportunity. With respect to the 2023 long-term equity incentive program, performance is based on the Company’s cumulative three-year average adjusted earnings per share for the fiscal years 2023, 2024, and 2025. The compensation committee continues to assess external factors that are difficult to plan for in a rapidly changing environment, including, without limitation, rising interest rates and inflation, on the Company’s results and its executive compensation programs, and to consider appropriate adjustments to such programs.

34 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Elements of Compensation

CEO	Other NEOs	Description

Base Salary

Fixed cash compensation based on the market-competitive value of the skills and knowledge required for each position. Reviewed and adjusted as appropriate to maintain market competitiveness. No automatic or guaranteed increases.

Annual Incentives

Designed to reward annual results. Annual cash incentive was based 70% on Company financial metric of adjusted net income per diluted share achievement, and 30% on the compensation committee’s discretion with regard to individual performance.

Long Term Incentives

Forward-looking equity awards intended to motivate and reward potential to drive future growth and align the interests of employees and stockholders. Grants in 2023 were awarded in the form of performance stock units based on the Company's cumulative adjusted earnings per share for the fiscal years 2023, 2024, and 2025 (60% of the award value to each of the NEOs, except for Mr. Hebert for whom such awards accounted for 50%), and in the form of restricted stock awards that vest in equal installments on each of the first three anniversaries of the date of grant (40% of the award value to each of the NEOs, except for Mr. Hebert for whom such awards accounted for 50%).

Primary Elements of Compensation. The Company’s compensation program consists of three primary elements: (i) base salary; (ii) annual short-term performance-based cash bonus awards; and (iii) long-term incentive compensation, including both a performance-based vesting component and a time-based vesting component. Additional compensation elements include various benefit plans, such as a 401(k) and deferred compensation plan, and severance and change in control benefits. In certain special instances, such as in the case of the recruitment of senior executives, the Company may be willing to offer a sign-on bonus and/or a substitutive equity award.
Retirement Plans. The Company does not maintain a retirement pension plan. However, the NEOs are eligible to participate in the Molina 401(k) Salary Savings Plan. The purpose of this program is to provide all Molina Healthcare employees with tax-advantaged savings opportunities and income after retirement. Eligible pay under the plans is limited to Internal Revenue Code annual limits. The Company makes a dollar-for-dollar match on the first four percent (4%) of salary electively deferred under the 401(k) Plan by all participants.
Deferred Compensation Plan. The Company has established an unfunded non-qualified deferred compensation plan for certain key employees, including the NEOs. Under the deferred compensation plan, eligible participants can defer up to 75% of their base salary and up to 85% of their cash bonus to provide for tax-deferred growth. Eligible participants under the deferral program may select from approximately 14 investment options representing a broad array of asset classes, investment sectors, and spectrum of risk-based asset allocation portfolios.
Employee Stock Purchase Plan. The NEOs are eligible to participate in the Company’s Employee Stock Purchase Plan on an equal basis with all other employees. The Employee Stock Purchase Plan allows eligible employees to purchase from the Company shares of its common stock at a 15% discount to the market price during the successive six-month offering periods under the plan.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Health and Insurance Benefits. The NEOs are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits, and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.
Severance and Change in Control Benefits. We have entered into employment agreements or offer letters with our NEOs pursuant to which they are eligible under certain circumstances for severance and change in control benefits. The severance and change in control payments and benefits provided under the employment agreements are independent of other elements of compensation. Additionally, the NEOs are eligible for certain benefits provided for in the event of termination of employment within twenty-four (24) months of a change in control under the Company’s Second Amended and Restated Change in Control Severance Plan established for employees of the Company with positions associate of vice presidents and above. A description of the material terms of our severance and change in control arrangements can be found later in this proxy statement under “Potential Payments Upon Change in Control or Termination”. The compensation committee believes that severance and change in control benefits are necessary to attract and retain senior management talent. Our agreements are designed to attract key employees, preserve executive morale and productivity, and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. We believe these benefits allow executives to assess potential takeover bids objectively without regard to the potential impact on their own job security.
Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated as part of management changes initiated by the Company. Mr. Russo’s termination was deemed to be a termination without cause under his offer letter. Following his execution of a waiver and release of claims agreement, he became entitled to a separation amount in the aggregate of $1,407,000 consisting of (i) $750,000 representing 12 months base salary, (ii) $625,000 representing the pro-rated annual short-term performance-based cash bonus at target, and (iii) $32,000 representing 12 months of COBRA coverage. Such separation amount is payable over one year in bi-weekly 26 installments.
Independent Compensation Consultant
As noted above, the compensation committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent consultant since May 2021. Aon provides the committee with advice on the Company’s compensation programs for senior management and outside directors, including relevant comparative data on pay levels and structures.
Compensation Consultant Duties
•Attends meetings of the compensation committee, including executive sessions without management present.
•Reviews the Company’s executive compensation strategy and programs to ensure appropriateness and market-competitiveness.
•Provides research, data analyses, survey information, and design expertise in developing compensation programs for executives and incentive programs for eligible employees.
•Regularly updates the compensation committee on market trends and practices, and legislation pertaining to executive compensation and benefits.
•Advises the compensation committee on the appropriate peer group for compensation of NEOs.
•Advises the compensation committee on director compensation.
Compensation Consultant Independence
The compensation committee reviewed the independence of its compensation consultant in light of SEC rules and NYSE listing standards, including taking into account the following factors: (1) other services being provided to the Company by the consulting firm; (2) fees paid by the Company as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consulting firm and a member of the compensation committee; (5) any Company stock owned by the consulting firm; and (6) any business or personal relationships between the Company’s executive officers and the senior advisor. In light of these considerations, the compensation committee concluded that Aon’s work for the committee was rendered on a fully independent basis, and involved no conflict of interest.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Executive Pay Study for 2023
As context for the purposes of setting each NEO’s 2023 target total compensation opportunity, Aon conducted a compensation benchmark study to evaluate the positioning of current target total compensation opportunities for the Company’s NEOs in relation to those of peer companies (the “2023 Compensation Study”).
In the 2023 Compensation Study, Aon used the following 13-company peer group for the executive compensation study, consisting of the following publicly-traded companies, which were selected based on the nature of their services, market capitalization, and revenue.

1. Acadia Healthcare Company, Inc.	8. HCA Healthcare, Inc.
2. Aflac Incorporated	9. Humana, Inc.
3. Elevance Health, Inc.	10. Laboratory Corporation of America Holdings
4. Centene Corporation	11. Quest Diagnostics Incorporated
5. Cigna Corporation	12. Tenet Healthcare Corporation
6. Community Health Systems, Inc.	13. Universal Health Services, Inc.
7. DaVita Inc.
Based on the market study, as well as a desire to continue to emphasize the Company’s pay-for-performance philosophy, the compensation committee determined to leave the NEOs’ 2023 base salaries at the same levels as the 2022 base salaries, except for Mr. Russo whose 2023 base salary was increased, as further discussed below. The compensation committee also determined to leave the 2023 target short-term performance-based cash bonus opportunity levels as a percent of base salaries for the NEOs unchanged. Further, based on the 2023 Compensation Study and the compensation philosophy discussed above, the compensation committee set the 2023 long-term compensation for the NEOs by making modest adjustments as compared to the prior year long-term compensation levels.
Base Salary
The objective of base salary is to reflect the executive’s fundamental job responsibilities. The base salary of our NEOs is the only element of their compensation that is fixed. In 2023, the NEOs were paid competitive base salaries determined by the evaluation of several factors, including the base salary levels of corresponding officers at peer companies as determined based on the 2023 Compensation Study, experience, critical skills, job history, and unique roles or abilities of the executive. Based on peer group compensation levels and considerations of the compensation philosophy discussed above, the compensation committee left unchanged the NEOs’ 2023 base salaries compared to their 2022 base salaries, except for Mr. Russo whose 2023 base salary was increased effective as of January 1, 2023, as reflected in the table below.

	Base Salary
Named Executive Officer	2023	2022	Change ($)	Change (%)

Joseph M. Zubretsky President and Chief Executive Officer	1,500,000	1,500,000	—	—
Mark L. Keim Chief Financial Officer	850,000	850,000	—	—
James E. Woys Chief Operating Officer	800,000	800,000	—	—
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	685,000	—	—
Maurice S. Hebert Chief Accounting Officer	425,000	425,000	—	—
Marc S. Russo (1) Former Executive Vice President of Health Plans	750,000	700,000	50,000	7%
(1)Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Annual Short-Term Performance-Based Cash Bonus Awards
Our compensation program provides for an annual short-term performance-based cash bonus award that is entirely performance linked. The objective of the program is to compensate executives based on the achievement of specific and objective annual goals that are intended to correlate closely with the growth of stockholder value. In February 2023, the compensation committee established opportunity levels and measures for the NEOs’ annual short-term performance-based cash bonus awards as follows:

Named Executive Officer	2023 Target Cash Bonus Opportunity (% of Base Salary)

Joseph M. Zubretsky President and Chief Executive Officer	200
Mark L. Keim Chief Financial Officer	100
James E. Woys Chief Operating Officer	100
Jeff D. Barlow Chief Legal Officer and Secretary	100
Maurice S. Hebert Chief Accounting Officer	50
Marc S. Russo(1) Former Executive Vice President of Health Plans	100
(1)Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated.
The 2023 annual short-term performance-based cash bonus performance measures for all of the NEOs were based 70% on a fiscal year 2023 adjusted net income per diluted share, and 30% on the discretionary evaluation of each NEO’s individual performance, as follows:
•70% of the bonus opportunity was based on the Company’s adjusted net income per diluted share achievement in 2023. As reported in the Company’s February 8, 2023 release, the Company issued its full year 2023 earnings guidance of no less than $19.75 per share, representing a 2023 adjusted net income of $1,148 million. In reference to that baseline, the compensation committee established as the target for a 100% payout of the 2023 short-term performance-based cash bonus the adjusted net income per diluted share of $20.25, with threshold for a 50% payout being $18.25 adjusted net income per diluted share, and with the maximum performance for a 200% payout being $22.25 adjusted net income per diluted share. In fiscal year 2023, the Company achieved adjusted net income per diluted share of $20.88, representing a 2023 adjusted net income of $1,213 million, well in excess of the Company’s initial 2023 earnings guidance and in excess of the target set by our compensation committee.
•30% of the bonus opportunity was subject to the discretionary evaluation of each executive's individual performance (for the chief executive officer as evaluated by the compensation committee, and for the other NEOs based on the chief executive officer’s evaluation and recommendation to the compensation committee). As with the adjusted net income per share metric, payment of the individual performance bonus was capped at the 200% level. The individual performance evaluation was based on a wide variety of factors closely aligned with the chief executive officer’s 2023 goals and objectives, including growth - such as continuing to win new contracts and re-procure existing contracts, as well as participation in mergers and acquisitions, increase in market share and organic growth rate, operational improvements, continue to focus on workforce, organization and talent, advancing ESG, and miscellaneous other factors identified by the compensation committee in the exercise of its discretion.
◦As 5% of such discretionary bonus opportunity, the compensation committee added a clinical performance metric tied to the reduction in the preterm birth rate for black mothers who are members of our Illinois health plan. Using the calendar year 2022 March of Dimes (MOD) preterm birth rate for black mothers in Illinois of 10.7% for calendar year 2023, the Company had established as an objective target the reduction in this preterm birth rate of 5%, representing a 2023 MOD target measure for pre-term births of no higher than 10.1%. A 4% reduction would serve as the 50% threshold, below which no bonus compensation for this metric would be paid. Achievement at the level of twice the Company’s target goal (i.e., a 10% reduction that reduce the rate to 9.6% overall), would represent maximum bonus compensation achievement at the 200% level. As result of initiatives implemented by the Company, the preterm births rate for black mothers who were members of our Illinois health plan was 9.6%, well below the target of 10.1%, resulting in achievement of this clinical performance metric at the 200% level.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Based on the Company’s strong 2023 net income results of $20.88 per diluted share, representing a 2023 adjusted net income of $1,213 million, plus the Company’s achievement of most of its 2023 goals and objectives under the management and direction of Mr. Zubretsky and his senior management team, the compensation committee determined to award to Mr. Zubretsky a performance-based cash bonus amount at 147% of his total target. This 147% total payout factor consisted of: (i) performance under the 70% financial component at 134% of target; and (ii) performance under the 30% individual discretionary component at 175% of the 200% maximum. At Mr. Zubretsky’s recommendation, the compensation committee also awarded the same 147% payout factor with respect to the annual short-term performance-based cash bonus award to each of the other four NEOs, except for Mr. Hebert who was awarded at a 175% payout factor.
The following is a reconciliation from GAAP net income to adjusted net income.

	Amount	Per Diluted Share

GAAP Net Income	$1,091	$18.77
Adjustments:
Amortization of intangible assets	85	1.47
Acquisition-related expenses	7	0.12
Other	68	1.17
Subtotal, adjustments	160	2.76
Income tax effect	(38)	(0.65)
Adjustments, net of tax	122	2.11
Adjusted net income	$1,213	$20.88
The following table sets forth the fiscal year 2023 base salary levels for the NEOs, along with the respective levels of short-term performance-based cash bonus opportunity amounts, and finally the actual amount of the 2023 annual short-term performance-based cash bonus awards paid to each NEO.

Named Executive Officer	Base Salary ($)	Target Bonus Opportunity (% of Base Salary)	Total Threshold Bonus Opportunity (50%) ($)	Total Target Bonus Opportunity (100%) ($)	Total Maximum Bonus Opportunity (200%) ($)	Bonus Paid ($)

Joseph M. Zubretsky (1) President and Chief Executive Officer	1,500,000	200	1,500,000	3,000,000	6,000,000	4,410,000
Mark L. Keim (1) Chief Financial Officer	850,000	100	425,000	850,000	1,700,000	1,249,500
James E. Woys (1) Chief Operating Officer	800,000	100	400,000	800,000	1,600,000	1,176,000
Jeff D. Barlow (1) Chief Legal Officer and Secretary	685,000	100	342,500	685,000	1,370,000	1,006,950
Maurice S. Hebert (2) Chief Accounting Officer	425,000	50	106,250	212,500	425,000	371,875
Marc S. Russo (3) Former Executive Vice President of Health Plans	750,000	100	375,000	750,000	1,500,000	—
(1)Bonus paid at 147% bonus opportunity.
(2)Bonus paid at 175% bonus opportunity.
(3)Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Long-Term Equity-Based Incentive Compensation Awards
In 2023, the NEOs were granted long-term incentive awards in the form of performance stock units (“PSUs”) and restricted stock. The target number of PSUs and the number of shares of restricted stock granted to each NEO was determined by using the $273.80 closing price of the Company’s common stock as of the March 1, 2023 grant date. The compensation committee believes that the mix of PSUs and restricted stock in the proportions described below achieve the desired balance between incentivizing long-term financial performance and retention of the NEOs.
Sixty percent (60%) of the long-term equity-based incentive compensation awards granted to each NEO in 2023, except for Mr. Hebert for whom such awards accounted for fifty percent (50%), was in the form of PSUs, and is based on the Company's cumulative adjusted earnings per share for the fiscal years 2023, 2024 and 2025, to align the financial interests of our NEOs with the long-term financial interests of our stockholders. The vesting and actual payout of such PSUs will be determined by the level of achievement of the cumulative adjusted earnings per share (between 0% and 200%) as measured against the adjusted earnings per share benchmarks established by the compensation committee and is subject to continued service through March 1, 2026. This performance metric aligns the long-term incentive awards of both the chief executive officer and the other NEOs with our long-term strategic plan and stated business goal of sustaining profitable growth.
A detailed schedule of the equity-based long-term incentive awards granted to each of the NEOs in 2023 is set forth in the table below.

	Performance Stock Units		Restricted Stock Awards
Named Executive Officer	PSUs (#)	PSUs ($)	RSAs Total (#)	RSAs Total ($)	Total (#)	Total ($)

Joseph M. Zubretsky	33,967	9,300,165	22,644	6,199,927	56,611	15,500,092
Mark L. Keim	8,765	2,399,857	5,844	1,600,087	14,609	3,999,944
James E. Woys	7,670	2,100,046	5,113	1,399,939	12,783	3,499,985
Jeff D. Barlow	6,574	1,799,961	4,383	1,200,065	10,957	3,000,026
Maurice S. Hebert	731	200,148	730	199,874	1,461	400,022
Marc S. Russo (1)	7,122	1,950,004	4,748	1,300,002	11,870	3,250,006
(1)Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated.
At the time of grant on March 1, 2023, we believed that it would be marginally difficult for the Company to achieve the threshold cumulative average adjusted earnings per share for the fiscal years 2023, 2024 and 2025 , which would result in vesting of the awards at the 50% level. As of March 1, 2023, we believed it would be difficult, but achievable to reach the target cumulative average adjusted earnings per share level, which would result in vesting at the 100% level. Further, as of March 1, 2023, we believed it would be more difficult to achieve the maximum cumulative average adjusted earnings per share, which would result in vesting at the 200% level, which represents the cap on achievement. Achievement falling within the threshold level and the maximum level will be interpolated linearly to determine the appropriate PSUs payout. The PSUs will be settled by the issuance of shares of common stock of the Company equal to the number of PSUs as described herein. Any payout of the PSUs, if earned, will occur when we report 2025 financial results in early 2026, and are able to calculate the cumulative three-year average adjusted earnings per share for this metric.
The compensation committee determined that the balance of 40% of the total long-term incentive awards to the NEOs, except for Mr. Hebert for whom such awards accounted to 50%, shall be in the form of time-vested restricted stock awards (“RSAs”). These awards were made subject to vesting in equal one-third increments over three years from the grant date, on each of March 1, 2024, March 1, 2025, and March 1, 2026, subject to continued employment through the applicable vesting date.

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
2021 Long-Term Incentive Awards Achievement Status
As part of the 2021 long-term incentive awards, the NEOs were granted performance stock units (2021 PSUs) as indicated in the table below. Such 2021 PSUs were subject to vesting based on the Company's average adjusted earnings per share over the three fiscal years of 2021, 2022, and 2023.

Adjusted Earnings Per Share Performance Metrics for 2021 PSUs	2021 ($)	2022 ($)	2023 ($)

Threshold	11.00	15.75	18.25
Target	12.50	17.25	20.25
Maximum	14.00	18.75	22.25
As result of sustained strong financial performance in 2021, 2022, and 2023, the Company achieved three-year average adjusted earnings per share at the 170% vesting level for the 2021 PSUs (representing achievement for 2021 at the 200% level, achievement for 2022 at the 178% level, and achievement for 2023 at the 132% level). Settlement of the 2021 PSUs vesting was made by issuance of shares of common stock of the Company on March 1, 2024 in the following amounts:

Named Executive Officer	Performance Stock Units 2021 PSUs Granted (at “Target”) (#)	Shares Issued Upon Vesting (#)

Joseph M. Zubretsky	40,497	68,844
Mark L. Keim	9,449	16,063
James E. Woys	6,749	11,473
Jeff D. Barlow	6,749	11,473
Maurice S. Hebert	900	1,530
Stock Ownership Guidelines for NEOs
The Board of Directors believes that executive officers should own and hold a reasonable number of shares of common stock of the Company to further align such officers’ interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company. The Company’s guidelines with respect to stock ownership by executive officers provide that executive officers of the Company shall own the minimum number of shares of the Company’s common stock with such value listed next to each such officer’s title below, calculated as a multiple of annual base salary.

Executive Officer	Value of Shares

Chief Executive Officer	5X Annual Base Salary
Chief Financial Officer	4X Annual Base Salary
Other NEOs	2X Annual Base Salary
•The value of an executive officer’s holdings is based on the average closing price of a share of the Company’s stock for the previous calendar year.
•Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or child, and include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Until an executive officer’s stock ownership requirement is met, the executive officer must retain at least 50% of all “net settled shares” (as defined above under “Stock Ownership Guidelines for Directors”) received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the total value of all shares held equals or exceeds the executive officer’s applicable ownership threshold.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
•Executive officers are expected to achieve the recommended ownership guidelines within five (5) years of assuming their positions. Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to these guidelines. In addition, there may be certain instances where these guidelines would place an undue hardship on an executive officer. The compensation committee may therefore make exceptions to these guidelines as it deems appropriate.
Each of the NEOs of the Company satisfied the stock ownership guidelines as of December 31, 2023.
Clawback Policy
The Company has a Clawback Policy addressing the recovery by the Company of incentive-based compensation (cash and equity) from current and former executive officers of the Company in the event the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the Clawback Policy, in the event of such an accounting restatement, the Company shall recover reasonably promptly from any current or former executive officer of the Company who received incentive-based compensation from the Company after October 2, 2023 and during the three (3)-year period preceding the date on which the Company is required to prepare an accounting restatement, the portion of any incentive-based compensation that was erroneously awarded compensation, unless the compensation committee has determined that recovery would be impracticable. Recovery is required regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the accounting restatement and regardless of whether or when restated financial statements are filed by the Company.
Restrictions on Pledges of Shares by Directors and Executive Officers
The Company’s insider trading policy prohibits our directors and executive officers from, directly or indirectly, pledging shares of the Company’s common stock. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interest, deposit, or lien, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any shares, whether with or without notice, consent, or default. None of the directors or executive officers of the Company had any pledge of shares of the Company’s common stock.
Hedging Restrictions
As part of the Company’s insider trading policy, directors, executive officers (including the NEOs), and vice presidents of the Company or subsidiary executive officers (collectively, “Controlling Insiders”) are prohibited from engaging in “hedging” with respect to the Company’s securities. For these purposes, “hedging” includes any instrument or transaction, including put options and forward-sale contracts, through which a Controlling Insider offsets or reduces exposure to the risk of price fluctuations in a corresponding equity security. Speculative trading, short-swing trading, or short selling of stock of the Company by Controlling Insiders is expressly prohibited at all times, as is the buying or selling of any publicly traded option on stock of the Company and the establishment or use of margin accounts with a broker-dealer for the purpose of buying or selling stock of the Company.
Compensation Committee Report
The compensation committee has reviewed and discussed the CD&A with the members of management of the Company. Based on its review and discussions, the compensation committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into the Form 10-K.
Compensation Committee
Dale B. Wolf, Chairman
Barbara Brasier
Ronna E. Romney
March 11, 2024

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TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Compensation Tables
2023 Summary Compensation Table
The following table provides information concerning total compensation earned or paid to our NEOs for the fiscal years ended December 31, 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Comp.(2) ($)	Change in Nonqualified Deferred Comp. Earnings ($)	All Other Comp.(3) ($)	Total ($)

Joseph M. Zubretsky President and Chief Executive Officer	2023	1,500,000	—	15,500,092	—	4,410,000	—	81,631	21,491,723
	2022	1,500,000	—	14,999,868	—	5,550,000	—	81,388	22,131,256
	2021	1,500,000	—	15,000,089	—	3,375,000	—	86,609	19,961,698
Mark L. Keim Chief Financial Officer	2023	850,000	—	3,999,944	—	1,249,500	—	302,605	6,402,049
	2022	850,000	—	3,750,045	—	1,572,500	—	302,429	6,474,974
	2021	850,000	—	3,500,058	—	1,275,000	—	301,847	5,926,905
James E. Woys Chief Operating Officer	2023	800,000	—	3,499,985	—	1,176,000	—	61,116	5,537,101
	2022	800,000	—	3,250,102	—	1,480,000	—	53,986	5,584,088
	2021	750,000	—	2,499,978	—	1,125,000	—	141,382	4,516,360
Jeff D. Barlow Chief Legal Officer and Secretary	2023	685,000	—	3,000,026	—	1,006,950	147,009	50,117	4,889,102
	2022	685,000	—	2,749,846	—	1,267,250	—	47,349	4,749,445
	2021	650,000	—	2,499,978	—	975,000	151,038	45,541	4,321,557
Maurice S. Hebert(4) Chief Accounting Officer	2023	425,000	—	400,022	—	371,875	35,959	38,821	1,271,677
Marc S. Russo(5) Former Executive Vice President of Health Plans	2023	641,347	—	3,250,006	—	—	—	1,545,199	5,436,552
	2022	700,000	—	2,749,846	—	1,295,000	—	17,457	4,762,303
	2021	700,000	—	2,249,958	—	1,050,000	—	16,875	4,016,833
(1)This column shows the aggregate grant date fair value of performance stock units (“PSUs”) and restricted stock awards (“RSAs”) granted under the Company’s 2019 Equity Incentive Plan in the years shown, computed in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant. The aggregate grant date fair value is the amount the Company expects to expense for accounting purposes over the award’s vesting schedule. See the 2023 Grants of Plan-Based Awards Table for additional information, including the performance conditions, for PSUs and RSAs granted in 2023. Generally, the grant date fair value presented does not correspond to the actual value that the NEOs will realize from the award. In particular, the actual value of PSUs received is different from the accounting fair value because such awards depend on the Company’s performance. In accordance with FASB ASC Topic 718, the aggregate grant date fair value of the PSUs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date, which, for the PSUs, was target performance. If the maximum performance metrics are achieved for the PSUs, the grant date fair value of the 2023 PSUs would be $18,600,330 for Mr. Zubretsky, $4,799,714 for Mr. Keim, $4,200,092 for Mr. Woys, $3,599,922 for Mr. Barlow, $400,296 for Mr. Hebert, and $3,900,008 for Mr. Russo.
(2)This column shows the amounts earned under the Company’s performance-based short-term cash incentive plan.
(3)Details are provided below in the 2023 All Other Compensation Table.
(4)Mr. Hebert became a NEO for the first time in 2023, thus his compensation is only provided for 2023.
(5)Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated.

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EXECUTIVE COMPENSATION	TABLE OF CONTENTS
2023 All Other Compensation Table

Name	Lodging Allowance ($)	Group Term Life Premiums ($)	401(k) Matching Contribution(1) ($)	Liquidated Amounts for Paid Time-off ($)	Severance(2) ($)	Other(3) ($)	All Other Compensation ($)

Joseph M. Zubretsky	—	9,144	13,200	57,692	—	1,595	81,631
Mark L. Keim	250,000	4,902	13,200	32,692	—	1,811	302,605
James E. Woys	—	14,478	13,200	30,769	—	2,669	61,116
Jeff D. Barlow	—	7,524	13,200	26,346	—	3,047	50,117
Maurice S. Hebert	—	6,336	13,200	16,346	—	2,939	38,821
Marc S. Russo	—	2,320	13,200	121,154	1,407,000	1,525	1,545,199
(1)The Company has a 401(k) plan that is available to all employees. The plan allows pretax deferral, for which the Company matches dollar-for-dollar of the first 4% of salary electively deferred under the plan.
(2)Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated. Following his execution of a waiver and release of claims agreement, he became entitled to a separation amount in the aggregate of $1,407,000 consisting of (i) $750,000 representing 12 months base salary, (ii) $625,000 representing the pro-rated annual short-term performance-based cash bonus at target, and (iii) $32,000 representing 12 months of COBRA coverage. Such separation amount is payable over one year in 26 bi-weekly installments.
(3)Other includes compensation for remote stipends, bring-your-own-device stipends, and basic group life insurance premiums.

44 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
2023 Grants of Plan-Based Awards Table
The following table provides information about plan-based awards granted to the NEOs in 2023. The Non-Equity Incentive Plan Awards were granted under the Company’s 2023 Short-Term Incentive Compensation Plan. The Equity Incentive Plan Awards and All Other Stock Awards were granted under the Company’s 2019 Equity Incentive Plan.

Name	Grant Date	Grant Type *	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards (4) (#)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joseph M. Zubretsky	2/27/2023	STI Cash	1,500,000	3,000,000	6,000,000	—	—	—	—	—
	3/1/2023	PSU	—	—	—	16,984	33,967	67,934	—	9,300,165
	3/1/2023	RSA	—	—	—	—	—	—	22,644	6,199,927
Mark L. Keim	2/14/2023	STI Cash	425,000	850,000	1,700,000	—	—	—	—	—
	3/1/2023	PSU	—	—	—	4,383	8,765	17,530	—	2,399,857
	3/1/2023	RSA	—	—	—	—	—	—	5,844	1,600,087
James E. Woys	2/14/2023	STI Cash	400,000	800,000	1,600,000	—	—	—	—	—
	3/1/2023	PSU	—	—	—	3,835	7,670	15,340	—	2,100,046
	3/1/2023	RSA	—	—	—	—	—	—	5,113	1,399,939
Jeff D. Barlow	2/14/2023	STI Cash	342,500	685,000	1,370,000	—	—	—	—	—
	3/1/2023	PSU	—	—	—	3,287	6,574	13,148	—	1,799,961
	3/1/2023	RSA	—	—	—	—	—	—	4,383	1,200,065
Maurice S. Hebert	2/14/2023	STI Cash	106,250	212,500	425,000	—	—	—	—	—
	3/1/2023	PSU	—	—	—	366	731	1,462	—	200,148
	3/1/2023	RSA	—	—	—	—	—	—	730	199,874
Marc S. Russo(5)	2/14/2023	STI Cash	375,000	750,000	1,500,000	—	—	—	—	—
	3/1/2023	PSU	—	—	—	3,561	7,122	14,244	—	1,950,004
	3/1/2023	RSA	—	—	—	—	—	—	4,748	1,300,002
*STI Cash=short-term incentive awards; PSU=performance stock units; RSA=restricted stock awards.
(1)These columns show the possible payouts under the Company’s annual short-term performance-based cash bonus plan. Under this plan, for fiscal year 2023, Mr. Zubretsky’s bonus opportunity was 200% of his base salary; the bonus opportunity for each of Messrs. Keim, Woys, and Barlow was 100% of such executive’s base salary; and the bonus opportunity for Mr. Hebert was 50% of his base salary. For each of the named executive officers, 70% of the bonus opportunity related to an adjusted net income per diluted share performance measure and 30% was subject to the compensation committee’s evaluation of each executive’s individual performance. The target bonus level was based on the achievement of adjusted net income per share in 2023 above the Company’s 2023 earnings guidance. See further discussion regarding these metrics at “Compensation Discussion and Analysis-Elements of Compensation.” The actual amounts earned and paid to the NEOs under the Company’s annual short-term performance-based cash bonus plan for 2023 are presented in the section titled “2023 Summary Compensation Table-Non-Equity Incentive Plan Compensation.”
(2)These columns show the estimated future payouts of PSUs under the awards granted in 2023. For each of the NEOs, with respect to the PSUs granted in 2023, the vesting of the PSUs is based entirely on the achievement of a single financial metric: the Company’s three-year average adjusted earnings per share for each of the three fiscal years 2023, 2024, and 2025 and is subject to continued service through March 1, 2026.
(3)Includes the RSAs granted to NEOs on March 1, 2023. These awards are subject to time-based vesting in equal increments over three years on each of March 1, 2024, March 1, 2025, and March 1, 2026 subject to continued employment.
(4)This column shows the aggregate grant date fair value of the PSUs and the RSAs computed in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant. In accordance with FASB ASC Topic 718, the aggregate grant date fair value of the PSUs presented above is calculated based on the most probable outcome of the performance conditions as of the grant date, which, for the PSUs, was target performance.
(5)The unvested RSAs and PSUs were forfeited as of October 15, 2023, his employment termination date.

Molina Healthcare, Inc. 2024 Proxy Statement | 45

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
2023 Outstanding Equity Awards at Fiscal Year End Table
The following table provides information on the NEOs’ holdings of stock and option grants as of year-end. It includes RSAs for which time-based vesting conditions were not yet satisfied as of December 31, 2023, and PSUs for which time-based and performance-based vesting conditions were not yet satisfied as of December 31, 2023, based on performance achievement at target levels. The vesting schedule for each outstanding award is shown following this table.

	Stock and Stock Unit Awards
Name	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Pay-Out Value of Unearned Shares That Have Not Vested(1) ($)

Joseph M. Zubretsky	3/1/2021	8,999	3,251,429	40,497	14,631,971
	3/1/2022	12,825	4,633,801	28,857	10,426,322
	3/1/2023	22,644	8,181,503	33,967	12,272,617
Total		44,468	16,066,733	103,321	37,330,910
Mark L. Keim	3/1/2021	2,100	758,751	9,449	3,414,018
	3/1/2022	3,206	1,158,360	7,214	2,606,490
	3/1/2023	5,844	2,111,496	8,765	3,166,882
Total		11,150	4,028,607	25,428	9,187,390
James E. Woys	3/1/2021	1,500	541,965	6,749	2,438,481
	3/1/2022	2,778	1,003,719	6,253	2,259,271
	3/1/2023	5,113	1,847,378	7,670	2,771,248
Total		9,391	3,393,062	20,672	7,469,000
Jeff D. Barlow	3/1/2021	1,500	541,965	6,749	2,438,481
	3/1/2022	2,351	849,440	5,290	1,911,330
	3/1/2023	4,383	1,583,621	6,574	2,375,252
Total		8,234	2,975,026	18,613	6,725,063
Maurice S. Hebert	3/1/2020	331	119,594	—	—
	3/1/2021	300	108,393	900	325,179
	3/1/2022	801	289,409	1,203	434,656
	3/1/2023	730	263,756	731	264,118
Total		2,162	781,152	2,834	1,023,953
(1)The market value of the unvested RSAs and PSUs represents the product of the closing price of the Company’s stock as of December 29, 2023, the last trading day of our fiscal year, which was $361.31, and the number of shares underlying such award and, with respect to PSUs, assumes satisfaction of the applicable performance conditions at the target level. See the table on the next page for more information regarding vesting of these awards.

46 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Outstanding Equity Awards Vesting Schedule Table

Name of Executive Officer	Grant Date	Stock Awards Vesting Schedule(1)
		Vested in 2024		Subject to Vesting following 2024
		PSUs	RSAs	PSUs	RSAs

Joseph M. Zubretsky	3/1/2021	40,497 PSUs vested 3/1/2024 at 170%(2)	8,999 RSAs vested 3/1/2024
	3/1/2022		6,413 RSAs vested 3/1/2024	28,857 PSUs vest 3/1/2025, subject to performance condition	6,412 RSAs vest 3/1/2025
	3/1/2023		7,548 RSAs vested 3/1/2024	33,967 PSUs vest 3/1/2026, subject to performance condition	7,548 RSAs vest 3/1/2025; 7,548 RSAs vest 3/1/2026
Mark L. Keim	3/1/2021	9,449 PSUs vested 3/1/2024 at 170%(2)	2,100 RSAs vested 3/1/2024
	3/1/2022		1,603 RSAs vested 3/1/2024	7,214 PSUs vest 3/1/2025, subject to performance condition	1,603 RSAs vest 3/1/2025
	3/1/2023		1,948 RSAs vested 3/1/2024	8,765 PSUs vest 3/1/2026, subject to performance condition	1,948 RSAs vest 3/1/2025; 1,948 RSAs vest 3/1/2026
James E. Woys	3/1/2021	6,749 PSUs vested 3/1/2024 at 170%(2)	1,500 RSAs vested 3/1/2024
	3/1/2022		1,389 RSAs vested 3/1/2024	6,253 PSUs vest 3/1/2025, subject to performance condition	1,389 RSAs vest 3/1/2025
	3/1/2023		1,705 RSAs vested 3/1/2024	7,670 PSUs vest 3/1/2026, subject to performance condition	1,704 RSAs vest 3/1/2025; 1,704 RSAs vest 3/1/2026
Jeff D. Barlow	3/1/2021	6,749 PSUs vested in 2024 at 170%(2)	1,500 RSAs vested 3/1/2024
	3/1/2022		1,176 RSAs vested 3/1/2024	5,290 PSUs vest 3/1/2025, subject to performance condition	1,175 RSAs vest 3/1/2025
	3/1/2023		1,461 RSAs vested 3/1/2024	6,574 PSUs vest 3/1/2026, subject to performance condition	1,461 RSAs vest 3/1/2025; 1,461 RSAs vest 3/1/2026
Maurice S. Hebert	3/1/2020		331 RSAs vested 3/1/2024
	3/1/2021	900 PSUs vested 3/1/2024 at 170%(2)	300 RSAs vested 3/1/2024
	3/1/2022		401 RSAs vested 3/1/2024	1,203 PSUs vest 3/1/2025, subject to performance condition	400 RSAs vest 3/1/2025
	3/1/2023		244 RSAs vested 3/1/2024	731 PSUs vest 3/1/2026, subject to performance condition	243 RSAs vest 3/1/2025; 243 RSAs vest 3/1/2026
(1)This column shows the vesting schedule for unvested or unearned stock awards reported in the “Number of Shares of Stock That Have Not Vested,” and “Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested” columns of the 2023 Outstanding Equity Awards at Fiscal Year End Table. RSAs vest on the dates indicated above. PSUs vest subject to the achievement of performance conditions, on such date as determined by the certification by the compensation committee of the achievement of such performance conditions. See the section titled, “Compensation Discussion and Analysis — Long-Term Equity-Based Incentive Compensation Awards” for more information on these awards.
(2)The PSUs vested at 170% and were settled by the issuance of shares of the Company’s common stock in the following amounts: 68,844 shares to Mr. Zubretsky, 16,063 shares to Mr. Keim, 11,473 shares to Mr. Woys, 11,473 shares to Mr. Barlow, and 1,530 shares to Mr. Hebert.

Molina Healthcare, Inc. 2024 Proxy Statement | 47

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
2023 Option Exercises and Stock Vested Table
The following table provides information with respect to restricted stock awards vested for the NEOs during fiscal year 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Joseph M. Zubretsky	—	—	165,010	45,179,738	(1)
Mark L. Keim	—	—	30,904	8,461,515	(1)
James E. Woys	—	—	24,650	6,749,170	(1)
Jeff D. Barlow	—	—	27,632	7,565,642	(1)
Maurice S. Hebert	—	—	3,955	1,082,879	(1)
Marc S. Russo	—	—	44,840	12,277,192	(1)
	—	—	4,701	1,257,470	(2)
(1)On March 1, 2023, RSAs vested in accordance with the terms of the awards and, due to satisfaction of the underlying performance metric, PSUs vested. The market value of our stock on March 1, 2023 was $273.80.
(2)On April 1, 2023, RSAs vested in accordance with the terms of the awards. The market value of our stock on April 1, 2023 was $267.49.

48 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Non-Qualified Deferred Compensation for 2023
Pursuant to the Company’s unfunded and non-qualified Amended and Restated Deferred Compensation Plan, eligible participants may defer up to 75% of their base salary and up to 85% of their bonus so that it can grow on a tax deferred basis. The investment options available to an executive under the deferral program consist of approximately 14 investment options representing a broad array of asset classes, investment sectors, and spectrum of risk-based asset allocation portfolios.
The following table provides information for each NEO regarding such individual’s accounts in the Amended and Restated Deferred Compensation Plan, as amended to date, as of December 31, 2023.

Name	Executive Contributions in the Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Joseph M. Zubretsky	—	—	—	—	—
Mark L. Keim	—	—	—	—	—
James E. Woys	—	—	—	—	—
Jeff D. Barlow	—	—	147,009	—	708,631
Maurice S. Hebert	129,135	—	35,959	—	288,043
Marc S. Russo	—	—	—	—	—
Potential Payments Upon Change in Control or Termination
We have entered into certain employment and change in control agreements with our NEOs that may require the Company to provide compensation to applicable NEOs in the event of a termination of employment or a change of control of the Company. Payment of severance benefits to the NEOs is contingent upon the executive signing a release agreement waiving claims against the Company.
Basis for Potential Payments—Annual Salary and Target Short-Term Bonus Opportunity

Named Executive Officer	Base Salary ($)	Target Short-Term Bonus Opportunity (% of Base Salary)

Joseph M. Zubretsky President and Chief Executive Officer	1,500,000	200
Mark L. Keim Chief Financial Officer	850,000	100
James E. Woys Chief Operating Officer	800,000	100
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	100
Maurice S. Hebert Chief Accounting Officer	425,000	50

Molina Healthcare, Inc. 2024 Proxy Statement | 49

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Employment and Change in Control Agreements
The Company entered into employment agreements with each of Mr. Zubretsky and Mr. Barlow, which provide that such executives’ employment will continue until terminated by the Company, or the executive resigns. Although Messrs. Keim, Woys, and Hebert do not have employment agreements with the Company, they each have an employment offer letter that provides for a severance payment for termination of such executive’s employment by the Company without cause.
Termination of Employment Without Cause, Retirement, Disability, or Death
As described below, the employment agreements or employment offer letters with our executives provide such executives with certain benefits in the event their employment is terminated by us without cause or the executive resigns for good reason, or if their employment is terminated by us without cause within a certain period of time following a change of control, subject to the executive executing a release in favor of the Company. Additionally, Mr. Zubretsky’s employment agreement also provides for certain benefits which he would be entitled to receive in case of retirement, disability, or death.
The employment agreement with Mr. Zubretsky provides that if he is terminated by us without cause or he resigns for good reason, he will be entitled to receive a cash payment equal to the sum of 150% of his base salary then in effect and 150% of his annual bonus then in effect. Additionally, he would be entitled to, accelerated vesting of all time-based equity compensation and, accelerated vesting of all unvested equity-based awards that are subject to performance-based vesting conditions, on a prorated basis, subject to the achievement then-to-date of the identified performance metrics at or above the specified threshold level for vesting. Such proration shall be based on the number of fiscal quarters that have elapsed over the relevant performance measurement period (typically 12 fiscal quarters) through the fiscal quarter in which termination occurs, multiplied by the projected final achievement level of the relevant metric based on straight-line extrapolation to the end of the full measurement period. Further, he would also be entitled to extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. The employment agreement includes confidentiality, non-solicitation, non-competition, and non-disparagement obligations. The non-solicitation and non-competition obligations by their terms expire 18 months after Mr. Zubretsky’s last day of employment with the Company.
Further, pursuant to the employment agreement, if Mr. Zubretsky voluntarily retires at or after age 65, and provided that he gives the Company one year advance notice of his retirement and executes a release of claims in the Company’s favor, upon his retirement he will be entitled to receive accelerated vesting of all time-based equity compensation; accelerated vesting at the greater of target and projected final achievement of any then outstanding awards that are subject to performance-based vesting conditions, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment. In the event the Company were to give Mr. Zubretsky 90 days advance written notice of his termination by the Company without “Cause,” Mr. Zubretsky may elect to exercise his retirement rights within such 90-day period. If Mr. Zubretsky’s services are terminated by reason of his death or disability (as defined in his employment agreement), he will be entitled to receive accelerated vesting of all time-based equity compensation and accelerated vesting at the greater of target and projected final achievement of any then outstanding awards that are subject to performance-based conditions.
The employment agreement with Mr. Barlow provides that if his employment is terminated by us without cause or he resigns for good reason, he will be entitled to receive one year’s (1x) base salary, a prorated termination bonus for the year of the employment termination, a cash payment of $50,000 for health and welfare benefits, and accelerated vesting of all time-based equity compensation. The employment agreement defines “termination bonus” as 100% of Mr. Barlow’s base salary then in effect. The employment agreement includes confidentiality, non-solicitation, and non-disparagement obligations. The non-solicitation obligations by their terms expire 12 months after the executive’s last day of employment with the Company.
If the employment of Messrs. Keim and Woys is terminated by the Company without cause, they will be entitled to receive a severance payment equal to 12 times the respective executive officer’s monthly base salary then in effect. If the employment of Mr. Hebert is terminated by the Company without cause, he will be entitled to receive a severance payment equal to 6 times the respective executive officer’s monthly base salary then in effect.
Mr. Russo served as the Company’s Executive Vice President of Health Plans until October 25, 2023, when his employment with the Company terminated as part of management changes initiated by the Company. Mr. Russo’s termination was deemed to be a termination without cause under his offer letter. Following his execution of a waiver and release of claims agreement, he became entitled to a separation amount in the aggregate of $1,407,000 consisting of (i) $750,000 representing 12 months base salary, (ii) $625,000 representing the pro-rated annual short-term performance-based cash bonus at target, and (iii) $32,000 representing 12 months of COBRA coverage. Such separation amount is payable over one year in bi-weekly 26 installments.

50 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Termination of Employment Without Cause Following a Change of Control
The employment agreement with Mr. Zubretsky further provides that if termination occurs within 24 months following a change of control, he will be entitled to receive a severance payment equal to the sum of 200% of his annual base salary then in effect and 200% of his target annual bonus then in effect, accelerated vesting of all time-based equity compensation, accelerated vesting of any then outstanding awards that are subject to performance-based vesting conditions based on the greater of: (i) target performance, and (ii) the projected final achievement of the performance metric through the measurement period based on the straight-line extrapolation of actual achievement through the end of the relevant performance measurement period, and extension of the exercise period for the vested portion of any stock option to three years following his last day of employment.
The employment agreement with Mr. Barlow provides that if termination occurs within one year following a change in control, he will receive all of the benefits he is entitled to receive under his change in control agreement with us. Under the change in control agreement with Mr. Barlow, if his employment is terminated by the Company without cause or is terminated by him for good reason within 12 months of a change in control, we will provide him with a severance payment equal to two times (2x) his annual base salary then in effect, plus a pro rata portion of his target bonus for the year of termination (his target bonus being 100% of his annual base salary), full vesting of all unvested equity compensation and 401(k) employer contributions, and a cash payment for all the Company’s group health benefits of $50,000.
The Company has adopted a change in control severance plan, as amended to date (the “Change in Control Severance Plan”) pursuant to which all employees with positions of associate vice president and above are entitled to receive certain separation benefits in the event of a termination of employment within two years following a change in control of the Company. The NEOs are entitled to receive such separation benefits under the plan only to the extent that such separation benefits would be in addition to or in excess of the benefits provided under their employment/change of control agreements. Pursuant to such plan, senior vice presidents and above would be entitled to receive two times (2x) their base salary, payment of their annual short-term incentive cash bonus (equal to the fiscal year target bonus opportunity) on a prorated basis based on the date of termination, and full vesting of all unvested equity-based compensation.
The Change in Control Severance Plan provides that a participant’s performance-based equity compensation will vest based upon the greater of: (1) target performance, based on the assumption that such target performance had been achieved, or (2) the projected final achievement of the performance metric through the measurement period, provided that where applicable, such projected final achievement shall be based on straight-line extrapolation of actual achievement (as of the termination date) through the end of the respective performance metric period; except to the extent vesting is determined by reference to any completed fiscal year, then actual performance for such completed fiscal year shall be used.
The Change in Control Severance Plan also provides that if the participant elects continued healthcare coverage under COBRA, the Company will, for a period of up to eighteen (18) months following the participant’s termination of employment, subsidize a portion of the participant’s COBRA premiums in an amount equal to the difference between the full cost for such COBRA coverage and the amount that the participant would be required to pay for such coverage as an active employee.
Change in Control
A “change in control” generally means a merger or other change in corporate structure after which the majority of our stockholders are no longer stockholders, a sale of substantially all of our assets, or our approved dissolution or liquidation. “Cause” is generally defined as the occurrence of one or more acts of unlawful actions involving moral turpitude or gross negligence or willful failure to perform duties or intentional breach of obligations under the employment agreement. “Good reason” generally means the occurrence of one or more events that have an adverse effect on the executive’s terms and conditions of employment, including any reduction in the executive’s base salary, a material reduction of the executive’s benefits or substantial diminution of the executive’s incentive awards or fringe benefits, a material adverse change in the executive’s position, duties, reporting relationship, responsibilities or status with us, a material relocation of the executive’s principal place of employment from his or her prior place of employment (as set forth in the agreements), or an uncured breach of the employment agreement. However, no reduction of salary or benefits will be good reason if the reduction applies to all executives proportionately.
Potential Payments upon Change in Control or Termination
The table below reflects the approximate amount of compensation payable to each of the NEOs of the Company in the event of termination of such executive’s employment under the following scenarios: voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, and involuntary for good reason termination following a change in control, disability, or death. The amounts shown assume that such termination was effective as of December 31, 2023, and exclude ordinary course amounts earned or benefits accrued as a result of prior service during the year. The NEOs would receive other payments and benefits to which they were already entitled or vested on such date, including amounts under the Deferred Compensation Plan under the Nonqualified Deferred Compensation Table. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

Molina Healthcare, Inc. 2024 Proxy Statement | 51

EXECUTIVE COMPENSATION	TABLE OF CONTENTS

Name & Principal Position	Compensation Components	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	Involuntary Not for Cause or for Good Reason Termination (Change-in-Control) ($)(1)	Disability ($)	Death ($)

Joseph M. Zubretsky President and Chief Executive Officer	Cash Severance(2)	—	—	6,750,000	9,000,000	—	—
	Stock Awards(3)	—	70,104,343	51,789,250	70,104,343	70,104,343	70,104,343
	Health Benefits(4)	—	—	—	30,220	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	650,000
	Total Value	—	70,104,343	58,539,250	79,134,563	70,104,343	70,754,343
Mark L. Keim Chief Financial Officer	Cash Severance(2)	—	—	850,000	2,550,000	—	—
	Stock Awards(3)	—	—	—	13,215,997	—	—
	Health Benefits	—	—	—	29,036	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	1,000,000
	Total Value	—	—	850,000	15,795,033	—	1,000,000
James E. Woys Chief Operating Officer	Cash Severance(2)	—	—	800,000	2,400,000	—	—
	Stock Awards(3)	—	—	—	10,862,062	—	—
	Health Benefits	—	—	—	28,669	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	650,000
	Total Value	—	—	800,000	13,290,731	—	650,000
Jeff D. Barlow Chief Legal Officer and Secretary	Cash Severance(2)(5)	—	—	1,370,000	2,055,000	—	—
	Stock Awards(3)	—	—	2,975,026	9,700,089	—	—
	Health Benefits	—	—	50,000	50,000	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	1,000,000
	Total Value	—	—	4,395,026	11,805,089	—	1,000,000
Maurice S. Hebert Chief Accounting Officer	Cash Severance(2)	—	—	212,500	1,062,500	—	—
	Stock Awards(3)	—	—	—	1,805,105	—	—
	Health Benefits	—	—	—	31,065	—	—
	Disability Income	—	—	—	—	—	—
	Life Insurance Benefits	—	—	—	—	—	850,000
	Total Value	—	—	212,500	2,898,670	—	850,000
(1)For Messrs. Keim, Woys, and Hebert, all amounts reflected in the table for involuntary, not for cause or for good reason termination (change-in-control) represent executive’s payments pursuant to the Company’s amended and restated change in control severance plan.
(2)The amounts in the table were computed based on the NEOs’ salaries and target short-term bonus opportunity as of December 31, 2023.
(3)The market value represents the product of the closing price of the Company’s stock as of December 29, 2023, the last trading date of our fiscal year, which was $361.31, and the number of shares due to the employment under their employment agreement or offer letters.

52 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
(4)For Mr. Zubretsky, the amount for health benefits payable upon involuntary, not for cause or good reason termination (change-in-control) represents the amount he would have been entitled to receive for continued health care and dental benefits under the Company’s applicable benefits programs pursuant to the Company’s change in control severance plan since that amount is higher than the amount he would be entitled to receive as health benefits pursuant to his employment agreement.
(5)Mr. Barlow’s cash severance payable upon involuntary, not for cause or good reason termination (change-in-control) represents the amount he would have been entitled to receive pursuant to the Company’s amended and restated change in control severance plan since that amount is higher than the amount he would be entitled to receive as cash severance pursuant to his employment agreement.
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2023, our last completed fiscal year, the median of the total direct compensation of all employees of our Company (other than Mr. Zubretsky, our chief executive officer), was $78,620, and the total direct compensation of Mr. Zubretsky, our chief executive officer, was $21,491,723. Based on this information, for fiscal 2023, the ratio of the median of the total compensation of all employees (other than the chief executive officer) to the total compensation of our chief executive officer was 1 to 273.
Our median employee pay ratio was calculated in accordance with the requirements of item 402(u) of Regulation S-K. With respect to the total compensation of our chief executive officer and the median employee, we used the compensation components reported in our 2023 Summary Compensation Table included in this proxy statement. Our determination of our median employee includes all employees, part-time or full-time, excluding our chief executive officer, who were employed on December 1, 2023. The median employee for the 2023 calculation is a full-time employee. We determined our median compensated employee in 2023 by using base salary, short term incentives (cash bonus), grant date fair value of long-term incentives (equity-based awards) granted to employees in 2023, Company-paid 401(K) plan match (4%) made in fiscal year 2023, and other compensation (stipends, sign-on bonus, one-time bonus), as our consistently applied compensation measure.

Molina Healthcare, Inc. 2024 Proxy Statement | 53

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (Joseph Zubretsky)(1) ($)	Compensation Actually Paid to PEO (Joseph Zubretsky)(1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1),(2),(3) ($)	Value of Initial Fixed $100 Investment Based on:(4)		Net Income ($ Millions)	Adjusted Net Income per Diluted Share(5) ($)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	21,491,723	25,202,450	4,707,296	2,881,779	266.28	155.73	1,091	20.88
2022	22,131,256	41,668,352	5,392,703	9,278,192	243.36	155.74	792	17.92
2021	19,961,698	75,905,547	4,196,221	10,545,861	234.42	141.70	659	13.54
2020	17,812,327	58,165,935	4,428,117	8,983,969	156.74	106.73	673	10.67
(1)Joseph Zubretsky was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022	2023

Mark L. Keim	Mark L. Keim	Mark L. Keim	Mark L. Keim
James E. Woys	James E. Woys	James E. Woys	James E. Woys
Jeff D. Barlow	Jeff D. Barlow	Jeff D. Barlow	Jeff D. Barlow
Marc S. Russo	Marc S. Russo	Marc S. Russo	Maurice S. Hebert
Thomas L. Tran	Thomas L. Tran		Marc S. Russo
(2)The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Joseph Zubretsky ($)	Exclusion of Change in Pension Value for Joseph Zubretsky ($)	Exclusion of Stock Awards for Joseph Zubretsky ($)	Inclusion of Equity Values for Joseph Zubretsky ($)	Compensation Actually Paid to Joseph Zubretsky ($)

2023	21,491,723	—	(15,500,092)	19,210,819	25,202,450

Year	Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2023	4,707,296	(36,594)	(2,829,997)	1,041,074	2,881,779

54 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Joseph Zubretsky ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Joseph Zubretsky ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Joseph Zubretsky ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Joseph Zubretsky ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Joseph Zubretsky ($)	Total - Inclusion of Equity Values for Joseph Zubretsky ($)

2023	20,454,120	8,066,563	—	(9,309,864)	—	19,210,819

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2023	2,876,750	1,043,874	—	(1,548,252)	(1,331,298)	1,041,074
(4)The Peer Group TSR set forth in this table utilizes the peer companies (the “Compensation Peer Group”) used for compensation benchmarking purposes for the year 2023 (which was the same peer group for year 2022), which is listed in our Compensation Discussion & Analysis section of the proxy statement. The Peer Group TSR is weighted according to the respective peer companies’ stock market capitalization on December 31, 2019. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Compensation Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)We determined Adjusted EPS to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023. Adjusted EPS represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis. Adjusted net income represents GAAP net income recognizing adjustments, net of tax. Adjustments represent additions and deductions to GAAP net income which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations. This performance measure may not have been the most important financial performance measure for years 2022, 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Molina Healthcare, Inc. 2024 Proxy Statement | 55

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the four most recently completed fiscal years.

56 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION
Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EPS during the four most recently completed fiscal years. The equity compensation actually paid to the PEO and NEOs was significantly impacted by stock price appreciation related both to the Company’s financial results and to its forward P/E multiple from significant actual and expected revenue growth.
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the Compensation Peer Group over the same period.

Molina Healthcare, Inc. 2024 Proxy Statement | 57

EXECUTIVE COMPENSATION	TABLE OF CONTENTS
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measure that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. No other financial performance measures were used for this purpose.

Performance Measures

Adjusted Net Income per Diluted Share

58 | Molina Healthcare, Inc. 2024 Proxy Statement

Compensation Committee Interlocks and Insider Participation
The persons listed on page 23 of this proxy statement were the members of the compensation committee during 2023. No member of the compensation committee was a part of a “compensation committee interlock” during 2023 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” Except for Ronna E. Romney, in respect of her son’s employment with the Company as described under “Related Party Person Transactions”, no member of the compensation committee had any material interest in a transaction with Molina Healthcare. Except for Joseph M. Zubretsky, no director is a current or former employee of the Company or any of its subsidiaries.

Molina Healthcare, Inc. 2024 Proxy Statement | 59

Fiscal Year 2024 Compensation
In February 2024, the compensation committee determined to continue the NEO compensation program for 2024 without material changes to the 2023 NEO compensation program.
2024 Executive Compensation Study
To evaluate the compensation levels of the Company’s named executive officers in relation to the compensation levels of executives employed by the Company’s peers, the compensation committee engaged Aon to conduct a total compensation study with respect to the Company’s named executive officers’ compensation for 2024 (the “2024 Compensation Study”). Aon reports directly and exclusively to the compensation committee with respect to executive compensation matters.
In the 2024 Compensation Study, Aon used the following 16-company peer group selected across business segment and based on certain financial metrics, including but not limited to criteria relevant to revenue, market capitalization, EBITDA, organization model, and employee recruitment:

Aflac Incorporated	Humana, Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings
Boston Scientific Corporation	MetLife, Inc.
Centene Corporation	Prudential Financial, Inc.
Community Health Systems, Inc.	Quest Diagnostics Incorporated
DaVita Inc.	Tenet Healthcare Corporation
Elevance Health, Inc.	The Cigna Group
HCA Healthcare, Inc.	Universal Health Services, Inc.
Fiscal Year 2024 Base Salaries
Based on peer group compensation levels and the Company’s compensation philosophy, the compensation committee determined to leave unchanged the NEOs’ 2024 base salaries as compared to their 2023 base salaries, except for Mr. Zubretsky whose base salary was increased, as indicated in the table below. Mr. Zubretsky’s base salary increase reflects his outstanding performance and contributions to the Company.

	Base Salary
Named Executive Officer	2024	2023	Change ($)	Change (%)

Joseph M. Zubretsky President and Chief Executive Officer	1,600,000	1,500,000	100,000	7%
Mark L. Keim Chief Financial Officer	850,000	850,000	—	—
James E. Woys Chief Operating Officer	800,000	800,000	—	—
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	685,000	—	—
Maurice S. Hebert Chief Accounting Officer	425,000	425,000	—	—

60 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	FISCAL YEAR 2024 COMPENSATION
Fiscal Year 2024 Short-Term Performance-Based Cash Bonus Awards
In February 2024, the compensation committee established the annual short-term performance-based cash bonus opportunity levels and measures for our NEOs. For the 2024 annual short-term performance based cash bonus, 70% of the bonus is based on the financial metric for our 2024 adjusted net income per diluted share and 30% of the bonus which is subject to the applicable NEO’s individual performance.
The 2024 annual short-term performance-based cash bonus opportunity levels for the NEOs were left unchanged from their 2023 levels and are reflected in the table below. Such determination was made by the compensation committee considering several factors including the 2024 Compensation Study. The 2024 annual short-term performance-based cash bonus awards for the NEOs, other than the chief executive officer, are subject to payout pursuant to the recommendations of the chief executive officer to the compensation committee, as approved by the compensation committee. The compensation committee retains full discretion to alter and determine the short-term performance-based cash bonus amounts for 2024 prior to payout.
For the Company’s NEOs, the following table sets forth the fiscal year 2024 base salary levels, the target bonus opportunity as a percentage of base salary, and the two general categories of target bonus opportunity:

Named Executive Officer	Base Salary ($)	Target Bonus Opportunity (% of Base Salary)	Company Financial Metric Bonus Opportunity (70% of Target Bonus Opportunity) ($)	Individual Performance Bonus Opportunity (30% of Target Bonus Opportunity) (%)

Joseph M. Zubretsky President and Chief Executive Officer	1,600,000	200	2,240,000	960,000
Mark L. Keim Chief Financial Officer	850,000	100	595,000	255,000
James E. Woys Chief Operating Officer	800,000	100	560,000	240,000
Jeff D. Barlow Chief Legal Officer and Secretary	685,000	100	479,500	205,500
Maurice S. Hebert Chief Accounting Officer	425,000	50	148,750	63,750
Fiscal Year 2024 Long-Term Equity-Based Incentive Compensation Awards
Effective as of March 1, 2024, the NEOs were granted long-term incentive awards in the form of performance stock units (“PSUs”) and restricted stock, with the actual PSUs and restricted stock share numbers being determined by using the closing price of the Company’s common stock as of that same March 1, 2024 grant date of $387.21.
The compensation committee determined that 60% of the long-term incentive award to the NEOs, except for Mr. Hebert for whom such awards accounted for 50%, shall be in the form of PSUs subject to vesting based on achievement of a single Company financial metric consisting of the cumulative adjusted earnings per share for the three fiscal years 2024, 2025, and 2026, which if achieved would be payable at the respective levels on March 1, 2027. Upon vesting, the PSUs will be settled by the issuance of shares of common stock of the Company.
The compensation committee determined that the balance of 40% of the total long-term incentive awards to the NEOs, except for Mr. Hebert for whom such awards accounted for 50%, shall be in the form of time-vested restricted stock awards. These awards are subject to vesting in equal one-third increments over three years, on each of March 1, 2025, March 1, 2026, and March 1, 2027.

Molina Healthcare, Inc. 2024 Proxy Statement | 61

FISCAL YEAR 2024 COMPENSATION	TABLE OF CONTENTS
A detailed schedule of the equity-based awards granted to each of the NEOs is set forth in the table below.

	Performance Stock Units		Restricted Stock Awards
Named Executive Officer	PSUs (#)	PSUs ($)	RSAs Total (#)	RSAs Total ($)	Total (#)	Total ($)

Joseph M. Zubretsky	25,103	9,720,133	16,735	6,479,959	41,838	16,200,092
Mark L. Keim	7,748	3,000,103	5,165	1,999,940	12,913	5,000,043
James E. Woys	6,973	2,700,015	4,649	1,800,139	11,622	4,500,154
Jeff D. Barlow	4,958	1,919,787	3,306	1,280,116	8,264	3,199,903
Maurice S. Hebert	776	300,475	774	299,701	1,550	600,176

62 | Molina Healthcare, Inc. 2024 Proxy Statement

PROPOSAL THREE Ratification of the Appointment of Independent Registered Public Accounting Firm

Appointment
The firm of Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2023. The audit committee has selected Ernst & Young LLP to continue in that capacity for 2024 and is submitting this matter to our stockholders for their ratification. In the event this proposal is not approved, a selection of another independent registered public accounting firm for us will be made by the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will be given an opportunity to make a statement if such representative desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by our stockholders, the audit committee reserves the right to replace our independent registered public accounting firm at any time.

The board of directors unanimously recommends that the stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP for the year ending December 31, 2024.

Molina Healthcare, Inc. 2024 Proxy Statement | 63

Audit Committee Report
The audit committee (“committee”) operates under a charter that specifies the scope of the committee’s responsibilities and how it carries out those responsibilities.
The Board of Directors has determined that all four members of the committee are independent based upon the standards adopted by the Board, which incorporate the independence requirements under applicable laws, rules, and regulations.
Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent auditors”), is responsible for performing the integrated independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures. The committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity, and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.
The committee’s meetings facilitate communication among the members of the committee, management, the internal auditors, and the Company’s independent auditors. The committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls. The committee also discussed with the Company’s independent auditors all communications required by generally accepted auditing standards.
The committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023 with management, the internal auditors, and the Company’s independent auditors.
The committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence, and satisfied itself as to the auditors’ independence.
The committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.
Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the committee charter, the committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”) for filing with the SEC.
Audit Committee
Steven J. Orlando, CPA (inactive), Chair
Barbara L. Brasier, CPA (inactive)
Richard M. Schapiro
Richard C. Zoretic
March 11, 2024

64 | Molina Healthcare, Inc. 2024 Proxy Statement

Audit Committee’s Evaluation and Oversight of Independent Auditors
The audit committee engaged Ernst & Young LLP (“EY”) as our independent auditors for the year ended December 31, 2023. The audit committee is directly responsible for the appointment, compensation, retention, and oversight of the independent external audit firm retained to audit our financial statements. In order to assure the continuing independence of our auditors, the audit committee periodically evaluates whether there should be a regular rotation of the independent audit firm. The committee ensures that the mandated rotation of EY’s personnel occurs routinely and is directly involved in the selection of EY’s lead engagement partner.
Evaluation of Independent Auditors
The audit committee annually evaluates the performance of our independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms. Factors considered by the audit committee in deciding whether to retain the independent auditors include:
•EY’s national capabilities;
•EY’s technical expertise and knowledge of the Company’s operations and industry;
•the quality and candor of EY’s communications with the audit committee and management;
•EY’s independence;
•the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism;
•external data on audit quality and performance, including recent PCAOB reports on EY and its peer firms; and
•the appropriateness of EY’s fees, EY’s tenure as independent auditors, including the benefits of a longer tenure, and the controls and processes in place that help ensure EY’s continued independence.
The benefits of EY’s longer tenure include the following:
•Enhanced audit quality - EY’s significant institutional knowledge and deep expertise of the Company’s business, accounting policies and practices and internal control over financial reporting enhance audit quality.
•Competitive fees - because of EY’s familiarity with the Company, audit and other fees are competitive compared to EY’s peer companies.
•Avoidance of costs associated with new auditor - engaging new independent auditors would be costly and require a significant time commitment which could lead to management distractions.
Additionally, the Company already has in place controls and processes that help ensure EY’s continued independence:
•Audit Committee oversight - oversight includes regular private sessions with EY, discussion with EY about the scope of audit and business imperatives, a comprehensive annual evaluation when determining whether to reengage EY, and direct involvement by the audit committee and its chair in the selection of the lead assurance engagement partner and coordinating partner in connection with the mandated rotation of these positions.
•Limits on non-audit services - the audit committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
•EY’s internal independence process - EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead assurance engagement partner and other partners on the engagement consistent with independence requirements. A new lead engagement partner was designated in 2024.
•Strong regulatory framework - EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Molina Healthcare, Inc. 2024 Proxy Statement | 65

AUDIT COMMITTEE’S EVALUATION AND OVERSIGHT OF INDEPENDENT AUDITORS	TABLE OF CONTENTS
Oversight of Independent Auditors
In its meetings with EY’s representatives, the audit committee asks them to address, and discusses their responses to, several questions that the audit committee believes are particularly relevant to its oversight.
These questions include:
•Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors prepared and been responsible for the financial statements?
•Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?
•Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
The audit committee believes that asking these questions to help focus its discussions with EY promotes a more meaningful dialogue that provides a basis for its oversight judgment.
The audit committee also discussed with the independent auditors those matters required to be discussed by the auditors with the audit committee under the rules adopted by the PCAOB. The audit committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communication with the audit committee concerning independence, and has discussed with the independent auditors their independence. The audit committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2023 was compatible with their independence.

66 | Molina Healthcare, Inc. 2024 Proxy Statement

Fees Paid to Independent Registered Public Accounting Firm
Ernst & Young LLP served as our independent registered public accountant during 2023 and 2022. Fees earned by Ernst & Young LLP for the years ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
	2023	2022

	(In thousands)
Audit Fees(1)
Integrated audit of the financial statements and internal control over financial reporting	5,694	5,517
Quarterly reviews	286	286
Total audit fees	5,980	5,803
Audit-Related Fees(2)
Service Organization Control 2 audits	520	160
Total audit-related fees	520	160
Tax Fees(2)
Federal and state hiring incentives	70	65
Routine on-call advisory services	1	3
Total tax fees	71	68
Total Fees	6,571	6,031
(1)Includes fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.
(2)Includes fees for services rendered from January through December of the fiscal year, notwithstanding when the fees were billed.
The audit committee has considered the nature of the services underlying these fees and does not consider them to be incompatible with the independent registered public accountant’s independence.
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, or the engagement is entered into pursuant to one of the pre-approval procedures described below. For each proposed service, the independent auditors are required to provide detailed supporting documentation at the time of approval to permit the audit committee to make a determination whether the provision of such service would impair the independent auditors’ independence.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. The audit committee has also delegated to the chairman of the audit committee the authority to approve audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the chairman of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee. All audit-related fees and tax fees for 2023 were pre-approved by the audit committee or the audit committee chairman.

Molina Healthcare, Inc. 2024 Proxy Statement | 67

PROPOSAL FOUR Shareholder Proposal Regarding Simple Majority Voting

The Company has been advised that John Chevedden intends to submit the following proposal at the annual meeting.
Proposal 4 - Simple Majority Vote
Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes making the necessary changes in plain English.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy' s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. This proposal topic also received overwhelming 98%-support each at the 2023 annual meetings of American Airlines (AAL) and The Carlyle Group (CG).
This is a corporate governance improvement proposal that the Molina Healthcare Board of Directors should have put to a shareholder vote on its own initiative years ago.
This proposal is focused on the simple majority vote topic, but it is worth noting that there are other areas of improvement needed in the corporate governance of Molina Healthcare. For instance executive pay was rejected by 15% of votes in 2023 and Ms. Ronna Romney, age 80, Vice-Chair of the Board and Chair of the nomination committee, was rejected by 13% of votes. A 5% rejection each regarding the say on executive pay topic and director elections is often the norm at well performing companies.
Please vote yes:
Simple Majority Vote - Proposal 4

68 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 4
The Company’s Statement in Opposition of Proposal NO. 4
Proposal No. 4 requests that the Board take “each step necessary so that each voting requirement in [the Company’s] charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.” However, neither the Company’s certificate of incorporation, as amended (the “Charter”), nor its amended and restated bylaws (the “Bylaws”) contains any voting requirement that calls for a greater than simple majority vote.
The voting standards included in the Company’s Charter and Bylaws are stated below:

Matter	Voting Standard	Charter or Bylaw Provision

Election of directors	Majority of the votes cast in uncontested election; plurality of the votes cast in contested election	Bylaws, Section 3.2(a)

Amendment of Charter by stockholders	Affirmative vote of at least 50% of the voting power of all the then outstanding shares of the capital stock, voting together as a single class	Charter, Article XI

Director Removal	Affirmative vote of the holders of a majority of the voting power on the then issued and outstanding shares of the Corporation’s stock entitled to vote at an election of directors	Charter, Article V, Paragraph B

Amendment of Bylaws by stockholders	Affirmative vote of the holders of a majority of the stock issued and outstanding and having voting power	Bylaws, Section 9.9(a)

All other matters, unless a different vote is required by law, stock exchange rule, Charter or Bylaws	Vote of the holders of a majority in voting power of the shares present in person or represented by proxy end entitled to vote on such matter	Bylaws, Section 2.9

As noted in the table above, the Company does not have any voting standard in its Charter or Bylaws that would require anything greater than a simple majority vote. For that reason, this proposal is unnecessary. The Board unanimously recommends that stockholders vote against the proposal.

The Board of Directors recommends a vote “AGAINST” this proposal, as the Company does not have any supermajority voting provisions in its governing documents.

Molina Healthcare, Inc. 2024 Proxy Statement | 69

Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Management
The following table sets forth the shares of Molina Healthcare common stock beneficially owned as of March 8, 2024 by (i) each of our named executive officers, (ii) each of our directors and nominees for directors, and (iii) our executive officers, directors, and nominees for directors as a group. As of March 8, 2024, there were 58,583,802 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Number of Shares Beneficially Owned(1) (#)	Percentage of Outstanding Shares (%)

Directors, nominees for directors, and named executive officers:
Joseph M. Zubretsky	349,952	*
Mark L. Keim	47,594	*
James E. Woys	63,613	*
Jeff D. Barlow	71,419	*
Maurice S. Hebert	9,866	*
Marc S. Russo(2)	28,645	*
Stephen H. Lockhart	2,118	*
Daniel Cooperman	5,653	*
Richard M. Schapiro	11,207	*
Ronna E. Romney(3)	17,059	*
Dale B. Wolf	14,867	*
Barbara L. Brasier	3,552	*
Steven J. Orlando(4)	20,201	*
Richard C. Zoretic	6,323	*
All executive officers, directors, and nominees for directors as a group (14 persons)	652,069	1.11
*    Denotes less than 1%.
(1)As required by SEC regulation, the number of shares shown as beneficially owned includes shares which could be acquired within 60 days of March 8, 2024. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address of each of the named stockholders is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.
(2)Mr. Russo’s employment was terminated on October 25, 2023, the number of shares represents the number of vested shares he beneficially owned as of the termination date.
(3)All shares held by Ronna Romney Revocable Trust.
(4)Consists of: 18,701 shares held by Orlando Family Trust and 1,500 shares held by Mr. Orlando’s 401(k) plan.

70 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Principal Stockholders
The following table provides information about stockholders known to us to beneficially own more than five percent (5%) of Molina Healthcare’s outstanding shares of common stock. As of March 8, 2024, there were 58,583,802 shares of our common stock outstanding.

Name	Number of Shares Beneficially Owned (#)	Percentage of Outstanding Shares (1) (%)

Other Principal Stockholders:
Wellington Management Group LLP (2)	3,831,100	6.54
T. Rowe Price Associates, Inc.(3)	4,157,240	7.10
BlackRock, Inc.(4)	4,877,403	8.33
Capital World Investors(5)	5,494,706	9.38
The Vanguard Group (6)	6,585,954	11.24
(1)Calculated as of March 8, 2024.
(2)Based on the Schedule 13G filed by such stockholder and affiliated entities on February 8, 2024. Such stockholders’ address is 280 Congress Street, Boston, MA 02210. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have (a) shared power to dispose or direct the disposition of 3,831,100 shares of our common stock; and (b) shared power to vote or direct the vote of 3,234,652 shares of our common stock.
(3)Based on the Schedule 13G filed by such stockholder on February 14, 2024. Such stockholder’s address is 100 East Pratt Street, Baltimore, MD 21202. T. Rowe Price Associates, Inc. has (a) sole power to dispose or direct the disposition of 4,154,566 shares of our common stock; and (b) sole power to vote or direct the vote of 1,275,947 shares of our common stock.
(4)Based on the Schedule 13G/A filed by such stockholder on January 25, 2024. Such stockholder’s address is 50 Hudson Yards, New York, NY 10001. BlackRock, Inc. has (a) sole power to dispose or direct the disposition of 4,877,403 shares of our common stock; and (b) sole power to vote or direct the vote of 4,424,319 shares of our common stock.
(5)Based on the Schedule 13G/A filed by such stockholder on February 9, 2024. Such stockholder’s address is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. Capital World Investors has (a) sole power to dispose or direct the disposition of 5,494,706 shares of our common stock; and (b) sole power to vote or direct the vote of 5,490,304 shares of our common stock.
(6)Based on the Schedule 13G/A filed by such stockholder on February 13, 2024. Such stockholder’s address is 100 Vanguard Boulevard, Malvern, PA 19355. The Vanguard Group has (a) sole power to dispose or direct the disposition of 6,338,971 shares of our common stock; (b) shared power to dispose or direct the disposition of 246,983 shares of our common stock; and (c) shared power to vote or direct the vote of 74,995 shares of our common stock.
Securities Authorized for Issuance Under Equity Compensation Plans (as of December 31, 2023)

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Plan Category
Equity compensation plans approved by security holders	—	—	3,443,820(1)
(1)Includes shares remaining available to issue under the 2019 Equity Incentive Plan, and the 2019 Employee Stock Purchase Plan.

Molina Healthcare, Inc. 2024 Proxy Statement | 71

Management Analysis of Material Effects of Compensation Plans
Management has concluded that the Company’s compensation plans are not reasonably likely to have a material adverse effect on the Company.
Householding
Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2024 or in the future, such stockholder may telephone toll-free 1-866-540-7095 or write to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge Financial Solutions, Inc. at the address set forth above, if they are record holders.
Other Matters
The Board of Directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Dale B. Wolf
Chairman of the Board
Dated: March 21, 2024

72 | Molina Healthcare, Inc. 2024 Proxy Statement

Questions and Answers About our Annual Meeting
Why did I receive these proxy materials?
You are viewing or have received these proxy materials because the Board of Directors of Molina Healthcare, Inc. is soliciting your vote at the 2024 annual meeting of Molina Healthcare’s stockholders, which this year will be a completely “virtual meeting” held on the Internet. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
How many votes are needed for each proposal and what are the effects of abstentions, broker non-votes, and unmarked proxy cards?

Proposal	Votes Required for Approval	Effect of Abstention (1)	Broker Non-Votes (2)	Unmarked/Signed Proxy Cards

To elect the nine directors named in this proxy statement to hold office until the 2025 annual meeting. (Proposal 1 on the proxy card)	The number of votes cast “For” a nominee exceed the number of votes cast “Against” that nominee(3)	No effect	Not voted, No effect(4)	Counted as “For”

To consider and approve, on a non-binding, advisory basis, the compensation of our named executive officers. (Proposal 2 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(4)	Counted as “For”

To ratify the appointment of Ernst & Young LLP. (Proposal 3 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote	Counted as “Against”	Broker non-votes not expected(5)	Counted as “For”

To consider and vote upon the shareholder proposal regarding simple majority voting. (Proposal 4 on the proxy card)	Majority in voting power of shares present in person or by proxy and entitled to vote	Counted as “Against”	Not voted, No effect(4)	Counted as “Against”

1.An “abstention” represents a stockholder’s affirmative choice to decline to vote on proposal.
2.See “Can my broker vote my shares for me on each of the proposals?” for further information on broker non-votes.
3.The Company’s bylaws provide for a majority vote standard for an uncontested election of directors (i.e., an election where the number of nominees for director does not exceed the number of directors to be elected). If an incumbent director is not elected due to failure to receive a majority of the votes cast, and his or her successor is not otherwise elected and qualified, such director shall tender his or her offer of resignation promptly following the certification of the election results. Within 90 days from the certification of the vote, the corporate governance and nominating committee will make a recommendation to the Board of Directors with respect to any such tendered resignation, and the Board of Directors will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.
4.Proposals 1, 2, and 4 are not considered routine matters under the NYSE rules, and brokers are not permitted to vote on such proposals if the beneficial owners fail to provide voting instructions.
5.Proposal 3 is considered a routine matter under the NYSE rules, and brokers are permitted to vote in their discretion on such proposal if the beneficial owners fail to provide voting instructions.
Who is soliciting my vote?
The Board of Directors of Molina Healthcare, Inc. is soliciting your vote at the 2024 annual meeting of Molina Healthcare’s stockholders, which this year will be a completely “virtual meeting” held on the Internet.

Molina Healthcare, Inc. 2024 Proxy Statement | 73

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	TABLE OF CONTENTS
What am I being asked to vote on?
You are being asked to vote on the following matters:
1.The election of the nine directors named in this proxy statement to hold office until the 2025 annual meeting;
2.The compensation of our named executive officers (on an advisory basis);
3.The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024;
4.The shareholder proposal regarding simple majority voting; and
5.Any other matters properly brought before the meeting or any adjournment or postponement thereof.
The Board of Directors unanimously recommends that the stockholders vote “FOR” the election of each director nominee and “FOR” Proposals 2 and 3 for the reasons discussed in this proxy statement, and “AGAINST” Proposal 4, as the Company does not have any supermajority voting provisions in its governing documents.
Why did I not receive my proxy materials in the mail?
As permitted by rules of the SEC, we are making this proxy statement and our Annual Report available to our stockholders electronically via the Internet. The “e-proxy” process expedites your receipt of proxy materials and lowers the costs and reduces the environmental impact of the annual meeting.
On or about March 21, 2024, we mailed to stockholders of record as of the close of business on March 8, 2024 a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and our Annual Report. The Notice also instructs you on how you may submit your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions included in the Notice for requesting such materials.
What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
How many votes do I have?
You will have one vote for every share of our common stock you owned on March 8, 2024, which is the record date for the annual meeting. You are entitled to vote at the annual meeting only if you were a holder of record of common stock as of the close of business on the record date.
How many votes can be cast by all stockholders?
58,583,802 consisting of one vote for each share of our common stock that was outstanding on March 8, 2024, the record date. There is no cumulative voting.
How many stockholders must be present in person or represented by proxy to hold the meeting?
Holders of a majority in voting power of the shares issued and outstanding and entitled to vote at the meeting, or 29,291,902 shares, must be present in person or represented by proxy at the meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible whether enough shares will be present or represented by proxy for us to hold the meeting. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. If a quorum is not established at the scheduled time of the annual meeting, the Chair of the annual meeting, or any other officer entitled to preside over the meeting or to serve as secretary of the meeting, is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders.

74 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
How do I vote?
You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting. To vote by proxy, you must:
•fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;
•vote by telephone (instructions are on the proxy card); or
•vote by Internet (instructions are on the proxy card).
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on April 30, 2024. To participate in the annual meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
To ensure that your vote is counted, please remember to submit your vote by April 30, 2024, the day before the annual meeting. Whether or not you expect to attend the annual meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting.
If your shares are held through a bank or securities broker (that is, in “street name”), these proxy materials are being provided to you by your bank or broker, along with a voting instruction card if you received printed copies of our proxy materials. As the “beneficial owner” of these shares, you have the right to direct your bank or broker how to vote your shares, and the bank or broker is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the annual meeting unless you obtain a legal proxy from your broker, bank, trustee, or nominee.
How can I vote my shares in person and participate at the annual meeting?
This year’s annual meeting will be held entirely online. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/MOH2024. To participate in the annual meeting, you will need the 16‐digit control number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the annual meeting if you have obtained a legal proxy from your broker, bank, trustee, or nominee. However, even if you plan to attend the annual meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the annual meeting.
What will I need in order to attend the annual meeting?
You are entitled to attend the virtual annual meeting only if you were a stockholder of record as of March 8, 2024, the record date for the annual meeting, or you hold a valid proxy for the annual meeting. You may attend the annual meeting, vote, and submit a question during the annual meeting by visiting www.virtualshareholdermeeting.com/MOH2024 and using your 16‐digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual annual meeting.
Can I change my vote or revoke my proxy?
Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Molina Healthcare’s Corporate Secretary at 200 Oceangate, Suite 100, Long Beach, California 90802. If you attend the annual meeting and want to vote at the annual meeting, you can request that your previously submitted proxy not be used.
If your shares are held in street name, you can change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you can attend and vote at the annual meeting using your 16-digit control number.

Molina Healthcare, Inc. 2024 Proxy Statement | 75

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING	TABLE OF CONTENTS
What if I do not vote for the four proposals listed on my proxy card?
If you return a signed proxy card without indicating your vote, in accordance with the Board’s recommendation, your shares will be voted as follows:
1.For the nine director nominees listed on the card (Proposal 1);
2.For the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal 2);
3.For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024 (Proposal 3); and
4.Against the shareholder proposal regarding simple majority voting (Proposal 4).
Can my broker vote my shares for me on each of the proposals?
If your shares of our common stock are held in street name, and you do not provide your broker with voting instructions, your broker has the discretion to vote your shares of common stock for or against Proposal 3, the ratification of the appointment of our independent registered public accounting firm for 2024, and not any of the other proposals. If your broker does not have discretion to vote your common stock without your instructions, this is referred to as a “broker non-vote.” Broker non-votes will not be considered as votes cast on, and will have no effect on the outcome of Proposals 1, 2, and 4.
Can my shares be voted if I do not return my proxy card and do not attend the annual meeting?
If you do not vote your shares held in street name, your broker can vote your shares on matters that the NYSE has ruled discretionary. Proposals 1, 2, and 4 are not discretionary items. However, Proposal 3 (to ratify the appointment of Ernst & Young LLP) is a discretionary item, and thus NYSE member brokers that do not receive instructions from beneficial owners may vote such shares at their discretion for such proposal.
If you do not vote shares that are registered directly in your name, rather than in the name of a bank or broker, your shares will not be voted on your behalf.
Could other matters be decided at the annual meeting?
We do not know of any other matters that will be considered at the annual meeting. If any other matters are properly brought before the meeting (including any adjournment or postponement thereof), the proxies will be voted at the discretion of the proxy holders.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/MOH2024. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What happens if the meeting is postponed or adjourned?
Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
What if during the check-in or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/MOH2024.
How can I access Molina Healthcare’s proxy materials and 2023 Annual Report electronically?
This proxy statement and our Annual Report are available on Molina Healthcare’s website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Company Information, and then “Investor Information,” and this proxy statement and our Annual Report can be found under the heading “Latest Reports.”

76 | Molina Healthcare, Inc. 2024 Proxy Statement

TABLE OF CONTENTS	QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet. If you are a stockholder of record, you can choose this option and save Molina Healthcare the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your shares through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access the proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at www.molinahealthcare.com, or through the EDGAR system maintained by the SEC, at www.sec.gov. Information on our website does not constitute part of this proxy statement.
Who pays the costs of the annual meeting and the solicitation of proxies?
Molina Healthcare pays the cost of the annual meeting and the cost of soliciting proxies. The Company has retained Alliance Advisors LLC to assist in the solicitation of proxies from individual shareholders as well as banks, brokers and proxy intermediaries representing beneficial owners of shares for the annual meeting. We have agreed to pay Alliance Advisors a fee of approximately $17,500 plus variable amounts for additional proxy solicitation services and out-of-pocket expenses.
In addition to soliciting proxies by mail, Molina Healthcare directors, officers and other employees may solicit proxies by telephone and similar means. No director, officer, or employee of Molina Healthcare will be specially compensated for these activities. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
How can I present a proposal or director nomination for next year’s annual meeting?
Stockholder proposals (excluding nominations for director) submitted for inclusion in our proxy statement for our next annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be delivered in writing to our Corporate Secretary in a timely manner and must comply with the other requirements of Rule 14a-8. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Corporate Secretary must receive written notice of such proposal no later than November 21, 2024.
Pursuant to our bylaws, stockholders wishing to present any proposal or nomination for director for consideration at our next annual meeting of stockholders (but not include the proposal in our proxy statement for our 2025 annual meeting of stockholders) must provide written notice of such proposal to our Corporate Secretary between January 1, 2025 and January 31, 2025, and comply with the other applicable provisions of our bylaws. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act by the foregoing deadline for submitting director nominations under our bylaws.
Eligible stockholders also have the ability to submit director nominees for inclusion in our proxy statement at the 2025 annual meeting of stockholders pursuant to the proxy access provisions in our bylaws. As described in our bylaws, to be eligible, stockholders must have owned at least three percent (3%) of the outstanding shares of our common stock for at least three (3) years.  Up to twenty (20) stockholders will be able to aggregate their holdings for this purpose.  Nominations must be received by our Corporate Secretary at our principal executive offices no earlier than October 22, 2024 and no later than November 21, 2024.
All stockholder proposals and director nomination submissions must be submitted in writing to our Corporate Secretary at our principal executive offices at 200 Oceangate, Suite 100, Long Beach, California 90802 by the applicable dates specified above. You can obtain a copy of our bylaws by writing to our Corporate Secretary at the foregoing address. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Where can I obtain a copy of the Annual Report?
If you received these materials by mail, you should have also received with them our Annual Report. Our Annual Report is also available on Molina Healthcare’s website at www.molinahealthcare.com as described above. We urge you to read these documents carefully. In accordance with the rules of the SEC, the Company’s performance graph appears in Part II, Item 5, under the subheading “Stock Performance Graph,” of our Annual Report.

Molina Healthcare, Inc. 2024 Proxy Statement | 77

MOLINA HEALTHCARE

MOLINA HEALTHCARE, INC.
200 OCEANGATE, STE 100
LONG BEACH, CA 90802-4317
ATTN: JOSEPH M. ZUBRETSKY

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 30, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MOH2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 30, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V29868-P05578 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MOLINA HEALTHCARE, INC.

The Board of Directors recommends you vote FOR the following:

1. To elect nine directors to hold office until the 2025 Annual Meeting.

Nominees:	**For**	**Against**	**Abstain**
1a. Barbara L. Brasier	☐	☐	☐
1b. Daniel Cooperman	☐	☐	☐
1c. Stephen H. Lockhart	☐	☐	☐
1d. Steven J. Orlando	☐	☐	☐
1e. Ronna E. Romney	☐	☐	☐
1f. Richard M. Schapiro	☐	☐	☐
1g. Dale B. Wolf	☐	☐	☐
1h. Richard C. Zoretic	☐	☐	☐
1i. Joseph M. Zubretsky	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.	**For**	**Against**	**Abstain**
4. Shareholder proposal regarding simple majority voting, if properly presented.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of 2024 Annual Meeting of Stockholders and Proxy Statement and the 2023 Annual Report are available at www.proxyvote.com.

V29869-P05578

MOLINA HEALTHCARE, INC.
Annual Meeting of Stockholders
May 1, 2024 10:00 AM Eastern Time
This proxy is solicited on behalf of the Board of Directors of Molina Healthcare, Inc.

The stockholder(s) hereby appoint(s) Jeff D. Barlow and Codruta D. Boggs, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Molina Healthcare, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/MOH2024, and any continuation, adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies are further authorized to vote in their discretion (1) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (2) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (3) on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

IF VOTING BY MAIL, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be marked, signed and dated on reverse side